Exhibit 4.51

NIO CHINA SHAREHOLDERS AGREEMENT

BY AND AMONG

HEFEI JIANHENG NEW ENERGY AUTOMOBILE INVESTMENT FUND

PARTNERSHIP (LIMITED PARTNERSHIP)

CMG-SDIC CAPITAL MANAGEMENT CO., LTD.

Anhui Provincial Emerging Industry Investment Co., Ltd.

ANHUI PROVINCIAL SANZHONG YICHUANG INDUSTRY DEVELOPMENT FUND CO., LTD.

ANHUI JINTONG NEW ENERGY AUTOMOBILE II FUND PARTNERSHIP (LIMITED PARTNERSHIP)

ADVANCED MANUFACTURING INDUSTRY INVESTMENT FUND II (LIMITED PARTNERSHIP)

AND

NIO INC.

NIO NEXTEV LIMITED

NIO USER ENTERPRISE LIMITED

NIO POWER EXPRESS LIMITED

AND

NIO HOLDING CO., LTD.

Hefei, China

Date: September 2024

NIO Confidential

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATIONS	9
2	SHAREHOLDERS OF THE TARGET COMPANY	15
3	OVERVIEW OF THE TARGET COMPANY	17
4	PURPOSE AND SCOPE OF BUSINESS OF THE TARGET COMPANY	18
5	REGISTERED CAPITAL	19
6	PROTECTIVE RIGHTS	20
7	RIGHT OF FIRST REFUSAL	24
8	RIGHT OF CO-SALE	27
9	PRE-EMPTIVE RIGHTS	29
10	VALUE ASSURANCE AND ANTI-DILUTION RIGHTS	31
11	REDEMPTION RIGHT	34
12	LIQUIDATION PREFERENCE	39
13	DRAG-ALONG RIGHT	41
14	RESTRICTION ON EQUITY TRANSFER	43
15	EQUITY INCENTIVE	44
16	INFORMATION RIGHTS AND INSECTION RIGHTS	45
17	RIGHT TO PARTICIPATE IN RESTRUCTURING	46
18	UNDERTAKINGS AND CONVANTS	46
19	CORPORATE GOVERNANCE	49
20	TAXES, FINANCE, AUDIT AND DISTRIBUTION OF PROFIT	57
21	DURATION AND TERMINATION OF THE TARGET COMPANY	58
22	FORCE MAJEURE	60
23	REPRESENTATIONS AND WARRANTIES OF THE PARTIES	61
24	CONFIDENTIALITY	61
25	GOVERNING LAW AND DISPUTE RESOLUTION	63
26	EFFECTIVENESS, MODIFICATION AND VALIDITY	64

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27	BREACH	65
28	NOTICES AND DELIVERY	66
29	MISCELLANEOUS	68

Exhibit I: Joinder Agreement

Exhibit II: List of the Core Management Team

Exhibit III: List of the Competitive Entities where the Actual Controller holds Interest

Exhibit IV: List of the NIO Parties Competitors

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This NIO China Shareholders Agreement (this “Agreement”) dated as of September 30, 2024 (the “Execution Date”) is made by and among:

1.

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China (the “PRC”, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), holding a business license with unified social credit code of 91340111MA2UU69EX8, and with its executive partner being Hefei Construction Investment Capital Management Co., Ltd., and registered office at Room 101, Area G, Intelligent Equipment Technology Park, No. 3963 Susong Road, Economic and Technological Development Area, Hefei City, Anhui Province (“Jianheng New Energy Fund”);

2.

CMG-SDIC Capital Management Co., Ltd., a limited liability company duly established and existing under the Laws of PRC, holding a business license with unified social credit code of 91130600MA094UG35F, and with its legal representative being GAO Guohua and registered office at North Dong Ao Wei Road, Luosa Street, Rongcheng County, Baoding city, Hebei province (“SDIC”, SDIC will designate the funds it manages as the investment entity for this Transaction);

3.

Advanced Manufacturing Industry Investment Fund II (Limited Partnership), a limited partnership duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91320191MA1YK7YA6J, and with its executive partner being CMG-SDIC Capital Management Co., Ltd., and registered office at Room 1380, Fuying Building, No. 99 Tuanjie Road, Research and Innovation Park, Jiangbei New Area, Nanjing City (“Advanced Manufacturing Industry Fund”);

4.

Anhui Provincial Emerging Industry Investment Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 9134000032543101X1, and with its legal representative being XU Xianlu and registered address at Room 301, Innovation Building, 860 Wangjiang West Road, High-tech District, Hefei City, Anhui Province (“Anhui High-tech Co.”, Anhui High-tech Co. will designate relevant entity as the investment entity for this Transaction);

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5.

Anhui Provincial Sanzhong Yichuang Industry Development Fund Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340100MA2NUJ2A1H, and with its legal representative being XU Xianlu, and registered address at Room 424, Technology and Innovation Center, No. 860 West Wangjiang Road, High-tech District, Hefei City (“Anhui Sanzhong Yichuang”);

6.

Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340800MA2UE54B3J, and with its executive partner being Anhui JinTong New Energy II Investment Management Partnership (Limited Partnership), and registered office at Room 616-1, NO.1 Building, Zhumeng New Area, No. 188 Wenyuan Road, Yixiu District, Anqing City, Anhui Province (“New Energy Automobile Fund”, together with Jianheng New Energy Fund, SDIC and/or its designated investment entity, Advanced Manufacturing Industry Fund, Anhui High-tech Co. and/or its designated investment entity and Anhui Sanzhong Yichuang, collectively referred to as the “Investors”);

7.

NIO Inc., a company duly established and existing under the Laws of the Cayman Islands, with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“NIO Group” or “NIO Inc.”);

8.

Nio Nextev Limited, a private company limited by shares duly established and existing under the Laws of the Hong Kong of the PRC, with its company number of 2199750, and registered office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong (“NIO HK”);

9.

NIO User Enterprise Limited, a private company limited by shares duly established and existing under the laws of the Hong Kong of the PRC, with its company number of 2487823 and registered office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong (“UE HK”);

10.

NIO Power Express Limited, a private company limited by shares duly established and existing under the Laws of the Hong Kong of the PRC, with its company number of 2472480 and registered office at 30th Floor, Jardine House, Once Connaught Place,

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Central, Hong Kong (“PE HK”, together with NIO HK and UE HK, the “NIO HK Holding Platforms”; the NIO HK Holding Platforms, together with NIO Group, the “NIO Parties”); and

11.

NIO Holding Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340111MA2RAD3M4R, and with its legal representative being LI Bin, and registered address at Building F, Hengchuang Intelligent Technology Park, No. 3963 Susong Road, Economic and Technological Development Area, Hefei City, Anhui Province (“NIO China”, or the “Target Company”, or the “Company”).

Each of the above parties shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.

The Target Company is a limited liability company established and existing under the Laws of the PRC, and is a company controlled by NIO Inc. in the PRC through the NIO HK Holding Platforms with its current registered capital of RMB 6,428,815,699.3.

2.

SDIC, Anhui High-tech Co., Hefei Construction Investment Holdings (Group) Co., Ltd. (“Hefei Construction Co.” or the “Hefei Investor”), the NIO Parties and the Company entered into an Investment Agreement in respect of NIO China (the “Series A Investment Agreement”) and a Shareholders Agreement in respect of NIO China (the “Series A Shareholders Agreement”) on April 29, 2020.

3.

SDIC, Advanced Manufacturing Industry Fund, Anhui High-tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, the NIO Parties and the Company entered into an Amendment and Supplementary Agreement to the Shareholders Agreement in respect of NIO China (the “Amendment and Supplementary Agreement I to the Shareholders Agreement”) on June 5, 2020. In accordance with the Amendment and Supplementary Agreement I to the Shareholders Agreement, Advanced Manufacturing Industry Fund designated by SDIC, New Energy Automobile Fund designated by Anhui High-tech Co., and Jianheng New Energy Fund designated by the Hefei Investor shall succeed to all or part of their respective rights and

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obligations under the Series A Shareholders Agreement.

4.

SDIC, Advanced Manufacturing Industry Fund, Anhui High-tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, Anhui Sanzhong Yichuang, the NIO Parties and the Company entered into an Amendment and Supplementary Agreement to the Shareholders Agreement in respect of NIO China (the “Amendment and Supplementary Agreement II to the Shareholders Agreement”) on June 18, 2020. In accordance with the Amendment and Supplementary Agreement II to the Shareholders Agreement, Anhui Sanzhong Yichuang designated Anhui High-tech Co. to succeed to part of its rights and obligations under the Series A Shareholders Agreement and the Amendment and Supplementary Agreement I to the Shareholders Agreement pursuant to the Amendment and Supplementary Agreement II to the Shareholders Agreement.

5.

Jianheng New Energy Fund and NIO HK entered into an Equity Purchase Agreement on September 16, 2020, pursuant to which, NIO HK exercised its NIO Parties’ Redemption Right under Series A Shareholders Agreement, Amendment and Supplementary Agreement I to the Shareholders Agreement and Amendment and Supplementary Agreement II to the Shareholders Agreement, to purchase RMB 437,062,937.06 of the registered capital of the Company from Jianheng New Energy Fund; SDIC, Advanced Manufacturing Industry Fund, Anhui High-tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, Anhui Sanzhong Yichuang, the NIO Parties and the Company entered into an Amendment and Supplementary Agreement III to the Shareholders Agreement in respect of NIO China (the “Amendment and Supplementary Agreement III to the Shareholders Agreement”) on September 16, 2020 to make certain amendments and supplements to the Series A Shareholders Agreement, Amendment and Supplementary Agreement I to the Shareholders Agreement and Amendment and Supplementary Agreement II to the Shareholders Agreement.

6.

The Company, the NIO Parties, Advanced Manufacturing Industry Fund, New Energy Automobile Fund, Anhui Sanzhong Yichuang, and Jianheng New Energy Fund entered into an Capital Increase Agreement on September 25, 2020, pursuant to which, NIO HK exercised its NIO Parties’ Capital Increase Right under the Series A Shareholders Agreement, to subscribe for RMB 742,153,846.15 of the Company’s increased registered

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capital; SGIC, Advanced Manufacturing Industry Fund, Anhui High-tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, Anhui Sanzhong Yichuang, the NIO Parties and the Company entered into the Amendment and Supplementary Agreement IV to the Shareholders Agreement in respect of NIO China (the “Amendment and Supplementary Agreement IV to the Shareholders Agreement”) on September 25, 2020 to make certain amendments and supplements to the Series A Shareholders Agreement, the Amendment and Supplementary Agreement I to the Shareholders Agreement, the Amendment and Supplementary Agreement II to the Shareholders Agreement and the Amendment and Supplementary Agreement III to the Shareholders Agreement.

7.

The Company, the NIO Parties, Advanced Manufacturing Industry Fund, New Energy Automobile Fund, Anhui Sanzhong Yichuang, and Jianheng New Energy Fund entered into a Capital Increase and Equity Transfer Agreement on January 26, 2021, pursuant to which, NIO HK shall purchase RMB 174,825,174.83 of the registered capital of the Company from Jianheng New Energy Fund, purchase RMB 17,482,517.48 of the registered capital of the Company from Advanced Manufacturing Industry Fund, and subscribe for RMB 349,650,349.65 of the Company’s increased registered capital; SGIC, Advanced Manufacturing Industry Fund, Anhui High-Tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, Anhui Sanzhong Yichuang, the NIO Parties and the Company entered into an Amendment and Supplementary Agreement V to the Shareholders Agreement in respect of NIO China (the “Amendment and Supplementary Agreement V to the Shareholders Agreement”) on January 26, 2021 to make certain amendments and supplements to the Series A Shareholders Agreement, Amendment and Supplementary Agreement I to the Shareholders Agreement, Amendment and Supplementary Agreement II to the Shareholders Agreement, Amendment and Supplementary Agreement III to the Shareholders Agreement and Amendment and Supplementary Agreement IV to the Shareholders Agreement.

8.

The Company, the NIO Parties, Advanced Manufacturing Industry Fund, New Energy Automobile Fund, Anhui Sanzhong Yichuang and Jianheng New Energy Fund entered into a Capital Increase and Equity Transfer Agreement on September 24, 2021, pursuant to which, NIO HK shall purchase RMB 87,412,587.41 of the registered capital of the Company from Anhui Sanzhong Yichuang and subscribe for RMB 262,237,762.24 of the

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Company’s increased registered capital at a subscription price of RMB 7,500,000,000 or equivalent in USD in cash; SGIC, Advanced Manufacturing Industry Fund, Anhui High-Tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, Anhui Sanzhong Yichuang, the NIO Parties and the Company entered into an Amendment and Supplementary Agreement VI to the Shareholders Agreement in respect of NIO China (the “Amendment and Supplementary Agreement VI to the Shareholders Agreement”) on September 24, 2021 to make certain amendments and supplements to the Series A Shareholders Agreement, Amendment and Supplementary Agreement I to the Shareholders Agreement, Amendment and Supplementary Agreement II to the Shareholders Agreement, Amendment and Supplementary Agreement III to the Shareholders Agreement, Amendment and Supplementary Agreement IV to the Shareholders Agreement and Amendment and Supplementary Agreement V to the Shareholders Agreement.

9.

The Company, the NIO Parties, Advanced Manufacturing Industry Fund, New Energy Automobile Fund, Anhui Sanzhong Yichuang and Jianheng New Energy Fund entered into a Shareholders Agreement in respect of NIO China (the “New Series A Shareholders Agreement”) on March 30, 2024, which has superseded the Series A Shareholders Agreement, Amendment and Supplementary Agreement I to the Shareholders Agreement, Amendment and Supplementary Agreement II to the Shareholders Agreement, Amendment and Supplementary Agreement III to the Shareholders Agreement, Amendment and Supplementary Agreement IV to the Shareholders Agreement, Amendment and Supplementary Agreement V to the Shareholders Agreement and Amendment and Supplementary Agreement VI to the Shareholders Agreement.

10.

The Company, the NIO Parties, SDIC, Anhui High-tech Co. and Jianheng New Energy Fund entered into an Investment Agreement in respect of NIO China (the “Series B Investment Agreement”) on September 30, 2024, pursuant to which, the Parties agree to subscribe newly increased registered capital of the Company in accordance with the Series B Investment Agreement (“this Transaction”).

The Parties intend to make an agreement on the governance of the Target Company, the rights and obligations of the Parties and other matters after the completion of this Transaction through

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this Agreement.

NOW, THEREFORE, based on equality and mutual benefit and in accordance with the Company Law of the PRC and other relevant PRC Laws and Regulations, with respect to the governance of the Target Company and the rights and obligations of the Parties and other matters, the Parties hereby agree as follows:

1DEFINITIONS AND INTERPRETATIONS

1.1	Unless otherwise required by the context, the following terms shall have the meanings ascribed to them:

Series A Transaction	means

the Capital Increase in Cash and the asset contribution by the Series A Investors and the NIO Parties in the Target Company in accordance with the Series A Investment Agreement and its amendments and supplements

Series A Investor(s)	means

1.

Jianheng New Energy Fund shall be referred to as the “Series A Investor” with respect to RMB 262,237,762.24 in the registered capital of the Target Company held by it pursuant to the Series A Transaction;

2.

SDIC and/or its designated investment entity shall be referred to as the “Series A Investor” with respect to RMB 157,342,657.35 in the registered capital of the Target Company held by it pursuant to the Series A Transaction;

3.

Anhui Sanzhong Yichuang shall be referred to as the “Series A Investor” with respect to RMB 52,447,552.45 in the registered capital of the Target Company held by it pursuant to the Series A Transaction;

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4.

New Energy Automobile Fund shall be referred to as the “Series A Investor” with respect to RMB 34,965,034.97 in the registered capital of the Target Company held by it pursuant to the Series A Transaction.

This Transaction/Series B Transaction	means	the Capital Increase in Cash by the Series B Investors and the NIO Parties in the Target Company in accordance with the Series B Investment Agreement
Series B Investor(s)	means

1.

Jianheng New Energy Fund shall be referred to as the “Series B Investor” with respect to RMB 285,725,142.19 in the registered capital of the Target Company held by it pursuant to this Transaction;

2.

SDIC and/or its designated investment entity shall be referred to as the “Series B Investor” with respect to RMB 71,431,285.54 in the registered capital of the Target Company held by it pursuant to this Transaction;

3.

Anhui High-tech Co. and/or its designated investment entity shall be referred to as the “Series B Investor” with respect to RMB 114,290,056.88 in the registered capital of the Target Company held by it pursuant to this Transaction.

New Series B Investor(s)	means	the definition in Clause 29.7 hereof
Each Transaction	means	Any of the Series A Transaction and the Series B Transaction
This Agreement	means	this NIO China Shareholders Agreement entered into among and by the Parties on September 30, 2024 and the exhibits or schedules hereto
Changing Party	means	the definition in Clause 28.2 hereof

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Force Majeure	means	the definition in Clause 22.1 hereof
Restructuring	means	the definition in Clause 17 hereof
Laws/Laws and Regulation	means	applicable laws, regulations, departmental rules, local regulations, local rules, normative documents, treaties concluded, judgments or orders of any Governmental Authority
Co-Sale Feedback Period	means	the definition in Clause 8.1.1 hereof
Shareholders	means	the definition in Clause 2.1 hereof
Core Management Team	means	the personnel specified in Exhibit II hereof
Redemption Price	means	the definition in Clause 11.2 hereof
Redemption Events	means	the definition in Clause 11.1 hereof
Joinder Agreement	means	the definition in Clause 14.2 hereof
Competing Business	means	the definition in Clause 18.4 hereof
Investment Agreement(s)	means	Series A Investment Agreement and/or Series B Investment Agreement and their respective amendments and supplements
Transaction Documents	means

this Agreement, the Investment Agreements and their amendments and supplements, the articles of association of the Target Company and other agreements or documents entered into by the Parties in connection with Each Transaction.

Group Members	means

The Target Company and any enterprises, legal persons, and unincorporated organizations, currently or in the future, directly or indirectly controlled by the Target Company by mean of equity or contractual control

Core Group Members	means

the Target Company, NIO Energy Investment (Hubei) Co., Ltd., NIO Sales and Services Co., Ltd., NIO Co., Ltd., Wuhan NIO Energy Co., Ltd., NIO (Anhui) Co., Ltd., NIO Technology (Anhui) Co., Ltd., NIO Financial Leasing Co., Ltd., Anhui NIO Data Technology Co., Ltd. and Beijing NIO Network Technology Co., Ltd.

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Controlling Shareholders	means	NIO Group and the NIO HK Holding Platforms
Investors	means	Series A Investors and Series B Investors
US Dollar/USD	means	the lawful currency of the United States of America
Target Company	means	NIO Holding Co., Ltd.
Holdco of the Target Company	means	the person who directly or indirectly holds equity interest/shares in the Target Company
Term of the Target Company	means	the definition in Clause 21.1 hereof
Proposed Transfer	means	the definition in Clause 7.1 hereof
Proposed Capital Increase	means	the definition in Clause 9.1 hereof
Platform	means	the definition in Clause 17 hereof
Term	means	the definition in Clause 21.1 hereof
Execution Date	means	September 30, 2024
Qualified IPO	means

the Target Company is directly or indirectly listed on the Shanghai/Shenzhen Stock Exchange or other overseas stock exchange approved by the Parties by means of initial public offering or material assets restructuring with a listed company

Renminbi/RMB	means	the lawful currency of the PRC
Remaining Property	means	the definition in Clause 12.1 hereof
Actual Controller	means	LI Bin, a PRC citizen, with his ID card number of 110108197406221836 and address at No. 901, Gate 2, Building 8, Yard 166, South Xiangshan Road, Shijingshan District, Beijing
Deemed Liquidation Event	means	the definition in Clause 12.5 hereof
Transferee	means	the definition in Clause 7.1 hereof
Investors Subscription Price	means	the definition in Clause 10.1.2 hereof
Guaranteed Minimum Return on Investment	means	the definition in Clause 12.1 hereof
NIO Parties’ Capital Increase Right	means	the definition in Clause 9.2 hereof
Hong Kong	means	the Hong Kong Special Administrative Region of the PRC

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Exercise Period	means	the definition in Clause 11.1 hereof
Material or Major	means	any act or circumstance which may result in any single or accumulative losses of more than RMB 50 million suffered by the Investors
Preferential Distribution	means	the definition in Clause 12.1 hereof
ROFR Holder	means	the definition in Clause 7.1 hereof
Yuan	means	Renminbi yuan (unless the context otherwise requires)
Main Business	means

(i) Manufacturing, sale, purchase, after-sale repair and other supporting services of finished new-energy automobiles, supporting products for energy sources, parts, materials, components, machinery and equipment, as well as the technical development, technical services, technical transfer and technical consulting services relating thereto; (ii) Investing in accordance with the law in the fields in which foreign investment is allowed by the State; (iii) Import and export of machinery and equipment, auto parts, goods and technology; automobile sale, leasing, designated driving, repair and maintenance (limited to branch operation), agent and after-sale service of automobile insurance services; (iv) Sale of auto supplies and parts, machinery and equipment, daily articles, clothes and accessories, toys, beverages, handicrafts gifts and second-hand automobiles; (v) Research and development, production, sale and operation of equipment and components relating to battery swap stations, charging piles and energy storage system; design, development, technical service and consulting of vehicle system and software; (vi) Automobile exhibition activities and marketing planning; conference, exhibition,

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catering services, self-operation and agency of the import and export of various commodities and technologies
Capital Increase Feedback Period	means	the definition in Clause 9.1.2 hereof
Capital Increase Notice	means	the definition in Clause 9.1.1 hereof
Government Authority	means

any PRC or non-PRC international organization, national, state, provincial, local, or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body

Governmental Approval	means

means any approval, authorization, consent, franchise, permit or registration by any Governmental Authority, or any report, circular, statement or other correspondences required to be filed with or submitted to any Governmental Authority

Transfer Feedback Period	means	the definition in Clause 7.1.2 hereof
Transferring Shareholders	means	the definition in Clause 7.1 hereof
Transfer Notice	means	the definition in Clause 7.1.1 hereof
PRC	means	the definition in recitals hereof
CSRC	means	the China Securities Regulatory Commission

1.2	Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Investment Agreement, unless otherwise required by the context of this Agreement.
1.3	“Section”, “Clause” and “Exhibit” mean the clause and section of, and the exhibit to, this Agreement, respectively. Any reference to “this Agreement” shall be construed to include its exhibits.
1.4	“Include”, “includes” or “including” and similar words are not intended to be restrictive and shall be construed as if followed by the words “without limitation”.
1.5	The headings in this Agreement are inserted for the convenience of reference only and shall not be taken into consideration in the interpretation or construction of this

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Agreement.

1.6	Any reference to this Agreement or any other agreement shall be construed to include this Agreement or such other agreement as may be amended, modified, supplemented or novated.

2SHAREHOLDERS OF THE TARGET COMPANY

2.1	Shareholders of the Target Company

After the completion of this Transaction, the shareholders of the Target Company (the “Shareholders”) shall be as follows:

NIO HK:

Nio Nextev Limited, a company established and existing under the Laws of Hong Kong, the PRC, with its office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong.

Authorized Representative: LI Bin

UE HK:

NIO User Enterprise Limited, a company established and existing under the Laws of Hong Kong, the PRC, with its office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong.

Authorized Representative: LI Bin

PE HK:

NIO Power Express Limited, a company established and existing under the Laws of Hong Kong, the PRC, with its office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong.

Authorized Representative: LI Bin

Jianheng New Energy Fund:

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership), a limited partnership established and existing under the Laws of the PRC, with its registered address at Room 101, Area G, Intelligent Equipment Technology Park, No. 3963 Susong Road, Economic and Technological Development Area, Hefei City, Anhui Province, and a unified social credit code of 91340111MA2UU69EX8.

Executive Partner: Hefei Construction Investment Capital

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Management Co., Ltd.
SDIC

CMG-SDIC Capital Management Co., Ltd., a limited liability company duly established and existing under the Laws of PRC, and registered office at North Dong Ao Wei Road, Luosa Street, Rongcheng County, Baoding city, Hebei province, and a unified social credit code of 91130600MA094UG35F,

Legal Representative: GAO Guohua

Advanced Manufacturing Industry Fund:

Advanced Manufacturing Industry Investment Fund II (Limited Partnership), a limited partnership established and existing under the Laws of the PRC, with its registered address at Room 1380, Fuying Building, No. 99 Tuanjie Road, Research and Innovation Park, Jiangbei New Area, Nanjing City, and a unified social credit code of 91320191MA1YK7YA6J.

Executive Partner: CMG-SDIC Capital Management Co., Ltd.

Anhui High-tech Co.:

Anhui Provincial Emerging Industry Investment Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, with its registered address at Room 301, Innovation Building, 860 Wangjiang West Road, High-tech District, Hefei City, Anhui Province, and a unified social credit code of 9134000032543101X1.

Legal Representative: XU Xianlu

Anhui Sanzhong Yichuang:

Anhui Provincial Sanzhong Yichuang Industry Development Fund Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, with its registered address at Room 424, Technology and Innovation Center, No. 860 West Wangjiang Road, High-tech District, Hefei City, and a unified social credit code of 91340100MA2NUJ2A1H.

Legal Representative: XU Xianlu

New Energy Automobile Fund:	Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the PRC, with its registered address

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at Room 616-1, NO.1 Building, Zhumeng New Area, No. 188 Wenyuan Road, Yixiu District, Anqing City, Anhui Province, and a unified social credit code of 91340800MA2UE54B3J. Executive Partner: Anhui JinTong New Energy II Investment Management Partnership (Limited Partnership)

3OVERVIEW OF THE TARGET COMPANY

3.1Basic Information of the Target Company

3.1.1	In accordance with the applicable PRC Laws, the Shareholders agree to hold the equity interests in the Target Company jointly pursuant to the terms and conditions of this Agreement.
3.1.2	The name of the Target Company in Chinese shall be “蔚来控股有限公司”.
3.1.3	The name of the Target Company in English shall be “NIO Holding Co., Ltd.”.
3.1.4	The registered address of the Target Company shall be Building F, Hengchuang Intelligent Technology Park, No. 3963 Susong Road, Economic and Technological Development Area, Hefei City, Anhui Province.
3.2	Nature of the Target Company

The Target Company is a limited liability company with the status of an enterprise legal person. The establishment of and conduct of all activities by the Target Company shall comply with the relevant provisions of the PRC Laws. Its lawful rights and interests shall be protected by the PRC Laws.

3.3Limited Liability

As the Target Company is a limited liability company under the PRC Laws, it shall be liable to its debts to the extent of all of its assets. Unless otherwise agreed in the Transaction Documents, under any circumstance, the liabilities and risks of each Shareholder of the Target Company shall be limited to the amount of their respective contributions to the registered capital of the Target Company expressly subscribed by it under Clause 5.1 below. Furthermore, none of the Shareholders shall have liability

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whatsoever, jointly or severally, for any debts or obligations of the Target Company.

4PURPOSE AND SCOPE OF BUSINESS OF THE TARGET COMPANY

4.1Purpose of the Target Company

The purposes of the Shareholders in jointly investing in the Target Company shall be as follows: the Shareholders are committed to making the Target Company achieve good economic performance through the operation and management of the business of the Target Company.

4.2Scope of Business of the Target Company

The business scope of the Target Company is as follows: 1. Investment in the fields in which foreign investors are allowed by the state; 2. Provision of the following services to the enterprise it invests in as engaged by such investee in writing: (1) assisting or acting as agent for the enterprise it invests in to purchase, from both home and abroad, any machinery equipment and office equipment for such enterprise’s own use, or any material, components and parts needed in manufacturing, and to sell the products manufactured by the enterprise it invests in at both home and abroad, and to provide after-sale service; (2) providing the enterprise it invests in with technological support and other services in the process of as manufacturing, sale and market development of product; (3) establishing scientific research and development center or department within the territory of the PRC to engage in the research and development of new products and high technologies, to transfer its research and development achievements, and to provide corresponding technical services; (4) providing its investors with consulting services, and to provide its affiliates with consulting services such as market information and investment policies in relation to its investment; (5) undertaking the outsourcing services of its parent company and affiliates; (6) providing technical development, technical services, technical transfer and technical consultation services for finished new-energy automobiles and the relevant parts thereof; wholesale and commission agent (excluding auction) of automobile parts; import and export of machinery equipment, automobile parts, goods and technologies; sale, lease, designated driving, repair and maintenance (limited to the operations by its branches) and after-sale service of automobiles; sale of automobile supplies and accessories, mechanical equipment, general merchandise, clothing accessories, toys, beverages, gifts and crafts, second-hand automobiles; operation of charging pile facilities; vehicle insurance agent; design, development, technical services and consultation of vehicle-mounted system and software; automobile exhibition activities and marketing; conference, exhibition and catering services; design, production, publication and agent of domestic advertisements; production and sale of food; and import and export of commodities and technologies of all kinds (excluding commodities or technology of which export or

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import is forbidden or is limited to certain corporation as required by the state) (Business items subject to approval in accordance with laws shall not be carried out unless approved by relevant authorities).

The business scope of the Target Companies shall be subject to the descriptions on the business license issued by the Registration Authority.

5REGISTERED CAPITAL

5.1	Registered Capital

After the completion of this Transaction, the registered capital of the Target Company shall be RMB 8,328,887,894.87, of which:

5.1.1

NIO HK shall subscribe to RMB 5,721,972,155.78, representing 68.70% of the registered capital of the Target Company, of which RMB 372,632,867.14 shall be contributed in cash in RMB, RMB 2,293,891,006.40 shall be contributed in the form of equity interests in NIO Co., Ltd., RMB 1,441,454,545.44 shall be contributed in cash in RMB or in cash in equivalent USD, RMB 239,639,258.59 shall be contributed in the form of intellectual property rights, RMB 262,237,762.24 shall be contributed in cash in RMB, and RMB 1,112,116,715.97 shall be contributed in cash in RMB;

5.1.2

UE HK shall subscribe to RMB 1,554,211,385.12, representing 18.66% of the registered capital of the Target Company, of which RMB 5,500,000 shall be contributed in cash in RMB, RMB 744,755,244.76 shall be contributed in cash in USD equivalent, and RMB 501,881,188.84 shall be contributed in the form of equity interests in NIO Sales and Services Co., Ltd., and RMB 302,074,951.52 shall be contributed in cash in RMB;

5.1.3

PE HK shall subscribe to RMB 74,264,862.35, representing 0.89% of the registered capital of the Target Company, of which RMB 59,830,818.88 shall be contributed in the form of equity interests in NIO Energy Investment (Hubei) Co., Ltd., and RMB 14,434,043.47 shall be contributed in cash in RMB;

5.1.4	Advanced Manufacturing Industry Fund shall subscribe to RMB 157,342,657.35, representing 1.89% of the registered capital of the Target Company, which shall be contributed in cash in RMB;
5.1.5	SDIC and/or its designated investment entity shall subscribe to RMB

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71,431,285.54, representing 0.86% of the registered capital of the Target Company, which shall be contributed in cash in RMB;

5.1.6	Anhui Sanzhong Yichuang shall subscribe to RMB 52,447,552.45, representing 0.63% of the registered capital of the Target Company, which shall be contributed in cash in RMB;
5.1.7	New Energy Automobile Fund shall subscribe to RMB 34,965,034.97, representing 0.42% of the registered capital of the Target Company, which shall be contributed in cash in RMB;
5.1.8	Jianheng New Energy Fund shall subscribe to RMB 547,962,904.43, representing 6.58% of the registered capital of the Target Company, which shall be contributed in cash in RMB;
5.1.9

Anhui High-tech Co. and/or its designated investment entity shall subscribe to RMB 114,290,056.88, representing 1.37% of the registered capital of the Target Company, which shall be contributed in cash in RMB.

6PROTECTIVE RIGHTS

6.1	Protective Rights
6.1.1

During the period in which the Investors hold equity interests in the Target Company, resolutions in respect of the following matters of major importance to the Target Company shall require approval by more than three-fourths (3/4) of the directors before the same is submitted to the Shareholders’ meeting for resolution:

(1)	any amendment to the articles of association of the Target Company;
(2)	any increase or decrease in the registered capital of the Target Company; and
(3)	any merger, split-off, dissolution and/or change of corporate form of the Target Company.
6.1.2

During the period in which the Investors hold equity interests in the Target Company, resolutions in respect of the following matters material to the Target Company shall be adopted by affirmative votes of not less than three-fourths (3/4) of the directors of the Target Company before implementation (if such matters shall be submitted to the Shareholders’

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meeting for resolution as required by relevant Laws and Regulations or the articles of association of the Target Company, such matters shall be submitted to the Shareholders’ meeting for resolution and approval before implementation, and the following matters shall not be directly submitted to the Shareholders’ meeting for resolution without resolution and approval by the Board of Directors):

(1)

any merger, split-off, dissolution and liquidation of the Target Company, or the Target Company applying for its bankruptcy and restructuring, and/or any decision on change of corporate form of the Target Company;

(2)	termination of the Main Business of the Target Company or any change to its current Main Business;
(3)

any equity financing plan of the Target Companies, or any increase, decrease or cancellation of any authorized share capital, issued shares or registered capital of the Target Companies, or any issuance, distribution, purchase or redemption of any shares/equity interests or convertible securities, or any share warrants, or issuance of options or any other matters that may result in the future issuance of new shares or the dilution of the ownership percentage of the Investors in the Target Company;

(4)

any related-party transaction beyond the annual budget between the Target Company and any of its affiliate whose financial statement is not included in a consolidated statement of the Target Company, with the amount in excess of RMB 300 million individually or in aggregate within one (1) year;

(5)

any borrowing or any other security arrangement by the Target Company beyond the bank credit granted prior to the Series B Transaction or beyond the annual budget approved by the Shareholders’ meeting or the Board of Directors of the Target Company after the Series B Transaction, in excess of RMB 300 million individually or in aggregate within one (1) fiscal year;

(6)

any contract beyond the annual budget between the Target Company and any third party whose financial statement is not included in a consolidated statement of the Target Company out of the ordinary course of business of the Target Company, in excess of RMB 300 million;

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(7)

any expenditure or payment beyond the annual budget including construction projects, establishment of any subsidiary or acquisition of equity interest in other companies, in excess of RMB 300 million individually or in aggregate within one (1) fiscal year;

(8)

any non-controlling long-term equity investment or any disposal of such investment made by the Target Company beyond the annual budget, in excess of RMB 300 million individually or in aggregate within one (1) fiscal year;

(9)	any sale or disposal of assets or equity interests to any third party whose financial statement is not included in a consolidated statement of the Target Company, in excess of RMB 300 million;
(10)

any lending of money in any form (including without limitation, inter-lending and bridge loan for purposes rather than operation) to any third party whose financial statement is not included in a consolidated statement of the Target Company;

(11)	any provision of guarantee, mortgage, pledge and security of any kind to any third party whose financial statement is not included in a consolidated statement of the Target Company;
(12)

any sale, transfer, exclusive license, pledge or disposition of any kind of any material brand, trademark, patent, copyright, non-patent technology or other intellectual properties of the Target Company and/or its controlled subsidiaries to any third party whose financial statement is not included in a consolidated statement of the Target Company, with the amount in excess of RMB 300 million;

(13)	formulation and submission of any proposal of any amendment to the articles of association of the Target Company to the Shareholders’ meeting for its approval;
(14)	formulation and submission of any proposal of any adjustment to the number and composition of the Board of Directors of the Target Company to the Shareholders’ meeting for approval;
(15)	any merger, Deemed Liquidation Event, drag-along event involving the Target Company and any other matter that may result in change of control of the Target Company;

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(16)	determination of the application time of listing, percentage of issuance and stock exchange in connection with the Qualified IPO of the Target Company; and
(17)

amendment or change of the rights and priorities of the Investors hereunder, or any restriction on such rights, or enabling any other Shareholders to enjoy rights more favorable than or equivalent to those of the Investors.

6.1.3

During the period in which the Investors hold equity interests in the Target Company, resolutions in respect of the following matters material to the Target Company shall be adopted by affirmative votes of not less than two-thirds (2/3) of the directors of the Target Company before implementation (if such matters shall be submitted to the Shareholders’ meeting for resolution as required by relevant Laws and Regulations or the articles of association of the Target Company, such matters shall be submitted to the Shareholders’ meeting for resolution and approval before implementation, and the following matters shall not be directly submitted to the Shareholders’ meeting for resolution without resolution and approval by the Board of Directors):

(1)	approval of the annual budget and final accounts of the Target Company; and
(2)	appointment or removal of CEO and CFO of the Target Company.
6.1.4

During the period in which the Investors hold equity interests in the Target Company, resolutions in respect of the following matters of major importance to the Target Company shall be adopted by more than one-half (1/2) of the directors of the Target Company before implementation (if such matters shall be submitted to the Shareholders’ meeting for resolution as required by relevant Laws and Regulations or the articles of association of the Target Company, such matters shall be submitted to the Shareholders’ meeting for resolution and approval before implementation, and the following matters shall not be directly submitted to the Shareholders’ meeting for resolution without resolution and approval by the Board of Directors):

(1)

to amend and approve the adoption of material accounting policies or change the fiscal year, and select and change the auditing firm among the “Big Four” accounting firms (i.e., PwC, DTT, KPMG and EY);

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(2)	to distribute profits to the Shareholders and converse capital reserve into share capital; and
(3)	to establish, amend or implement any equity incentive plan/employee stock ownership plan of the Target Company.
6.1.5

During the preparation and formulation of the annual budget of the Target Company, the Investors shall be entitled to arrange observers to make observations and provide suggestions. Prior to the completion of the Qualified IPO of the Target Company, in respect of the annual budget, the annual final accounts, selection and appointment of CEO and CFO of the Target Company and other related matters, the directors nominated by the NIO Parties and the directors nominated by the Investors shall carry out a full consultation before such matters are formally submitted to the Board of Directors or the Shareholders’ meeting for resolution.

6.1.6

The aforesaid protective right mechanism shall apply to other Core Group Members, and none of such Group Members shall engage in the aforesaid matters without the prior written review and approval by the Target Company in accordance with the aforesaid provisions. Additionally, items (4) to (12) of the above Clause 6.1.2 shall also apply to Group Members other than the Core Group Members, and such Group Members shall not engage in such matters without prior written review and approval by the Target Company in accordance with the aforesaid provisions.

6.2

Unless otherwise agreed in the Transaction Documents, the aforesaid clauses shall become void automatically as of the date of the acceptance of the application for the Qualified IPO of the Target Company. However, if such application for the Qualified IPO of the Target Company fails to be approved by the examination authority of the CSRC or relevant stock exchanges, or the Target Company fails to be listed on relevant stock exchanges, the full validity of such provision entitling rights to the Investors shall restore automatically and immediately.

6.3	The Parties hereto agree to amend the articles of association of the Target Company in accordance with this Clause.

7RIGHT OF FIRST REFUSAL

7.1	Grant and Exercise of the Right of First Refusal

Prior to the Qualified IPO of the Target Company and as long as the Investors hold equity interests in the Target Company, if the NIO Parties intend to indirectly transfer

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its equity interests in / shares of the Target Company to any third party other than its affiliate (the “Transferee”) by transferring the equity interests in the Holdco of the Target Company, or if any Shareholders of the Target Company intends to transfer its equity interests in / shares of in the Target Company to any non-affiliated third party except for the Investors (the “Proposed Transfer”), the NIO Parties shall give a prior written notice to the other Shareholders of the Target Company, which shall specify the terms and conditions of the Proposed Transfer or proposed disposal. Each of the other Shareholders of the Target Company (the “ROFR Holder”) shall have the right of first refusal to purchase the equity interests in / shares of the Target Company under the same conditions in proportion to their then respective ratio of paid-in capital contribution (each of the aforesaid Shareholder who intends to transfer equity interests shall be referred to individually as a “Transferring Shareholder”).

7.1.1

If any Transferring Shareholder intends to transfer, directly or indirectly, any registered capital of the Target Company held by it, it shall give a written notice (the “Transfer Notice”) to the ROFR Holders fifteen (15) working days before it enters into any binding agreement with such transferee with respect to the Proposed Transfer. The Transfer Notice shall include, without limitation, the number and price of the registered capital to be transferred, and the payment method of the price.

7.1.2

The ROFR Holders shall reply, in writing within fifteen (15) working days (the “Transfer Feedback Period”) following the receipt of the aforesaid Transfer Notice, whether they opt to exercise the right of first refusal and the amount of registered capital to be purchased by them. If any ROFR Holder fails to reply within such Transfer Feedback Period, it shall be deemed to have waived the right of first refusal, consented to the Proposed Transfer, and waived the co-sale right enjoyed by it (if any).

If any ROFR Holder proposes to exercise the right of first refusal, it shall purchase all or part of the equity interests to be transferred at the proposed transfer price and on other same terms and conditions. If the total number of the equity interests to be transferred of which the ROFR Holder propose to exercise the right of first refusal is in excess of the number of the equity interests to be transferred, the maximum number of the equity interests to be transferred which each ROFR Holder is entitled to purchase shall be equal to the product of the equity interests to be transferred multiplied by a fraction, of which the numerator is the total registered capital of the Target Company held by such ROFR Holder as of the date of the Transfer Notice, and the denominator is the total registered capital of the Target Company then held by all ROFR Holders that have elected to exercise the right of first refusal as of the date of the Transfer Notice. The delivery of a written notice from the

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ROFR Holders exercising the right of first refusal shall constitute a formal agreement between the Transferring Shareholders and such ROFR Holders in respect of sell and purchase all or part of the equity interests to be transferred (the amount of which to be subject to the adjustment as described above, if necessary) at the proposed transfer price and in accordance with other applicable terms and conditions set forth in the Transfer Notice. However, to clarify the transaction arrangement and facilitation of the change registration with competent administration for market regulation, the parties shall cooperate to enter into a written contract in accordance with the formal agreement between them.

7.1.3

If the ROFR Holders waive the right of first refusal in writing during the Transfer Feedback Period or fails to response within the Transfer Feedback Period, the Proposed Transfer shall be completed within thirty (30) working days from the earlier of the occurrence of the forgoing circumstances (the completion date shall be the date on which the re-registration with competent administration for market regulation is completed, if applicable); if the Proposed Transfer is not completed within such period, the Transferring Shareholders shall re-issue a Transfer Notice in accordance with Clause 7.1.1 hereof and the ROFR Holders shall have the right of first refusal and the right of co-sale (if applicable) with respect to such transfer.

7.1.4

If (a) any ROFR Holder waives the right of first refusal in writing during the Transfer Feedback Period, or (b) any ROFR Holder fails to response within the Transfer Feedback Period, or (c) any ROFR Holder elects to exercise the right of first refusal under Clause 7.1.2 above but does not purchase all of the equity interests to be transferred, after the expiration of the Transfer Feedback Period, the Transferring Shareholders may sell the equity interests to be transferred (or, under the circumstance (c) above, the remaining equity interests to be transferred of which the ROFR Holders are not exercised) to the Transferee at a price and on terms and conditions not less favorable than that of the Proposed Transfer and those set forth in the Transfer Notice.

7.1.5

If the Investors agree to acquire the NIO Parties’ equity interest in the Holdco of the Target Company in accordance with this clause and after the Qualified IPO of the Target Company, the NIO Parties undertake to procure, when the Investors decide to exit from the Target Company, the Holdco of the Target Company to sell the shares of the Target Company indirectly held by the Investors at an amount calculated on a basis of ratio of the Investors’ interest in the Holdco of the Target Company, and cooperate with the Investors in completing the procedures for capital reduction by the Holdco of the Target Company; or the NIO Parties or any third party designated by them shall

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acquire the interests of the Holdco of the Target Company held by the Investors at a price calculated on a basis of sales price of the shares of the Target Company by the Holdco of the Target Company.

7.1.6

This Clause 7.1 shall not apply to the following circumstances: (i) the equity transfer in accordance with Clause 10 (Anti-dilution) hereof; and (ii) any direct or indirect transfer of equity interests or any interests therein of the Target Company to the participants pursuant to any equity incentive plan duly approved in accordance with Clause 6.1.2 hereof, or any acquisition or transfer of the equity interests or any interests therein of the Target Company directly or indirectly held by the participants pursuant to any duly approved equity incentive plan mentioned above.

7.2	Infringement on the Right of First Refusal and the Remedies

If the Proposed Transfer infringes the ROFR Holders’ right of first refusal:

7.2.1

The Proposed Transfer shall be invalid, and none of the Parties shall cooperate in any manner on the registration or filing with the competent administration for market regulation and commerce bureau in respect of the Proposed Transfer;

7.2.2	The Transferee of the Proposed Transfer is not entitled to any right and interest as a shareholder of the Target Company; and
7.2.3

For the purpose of this Agreement, if the Transferring Shareholder intending to make the Proposed Transfer fails to give the Transfer Notice in accordance with Clause 7.1.1 hereof, or if there is material difference or material omission in the conditions of the Proposed Transfer from those given in the Transfer Notice, it shall constitute an infringement of the ROFR Holders’ right of first refusal.

8RIGHT OF CO-SALE

8.1	Grant and Exercise of Co-sale Right

As long as the Investors hold equity interests in the Target Company, if the NIO Parties intend to directly or indirectly conduct a Proposed Transfer and the Investor fails to exercise the right of first refusal in accordance with Clause 7 hereof, such Investors shall have the co-sale right, i.e., the right to sell the registered capital of the Target Company held by them at the same price and on the same terms and conditions in accordance with this Agreement.

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8.1.1

The Investors reply in writing within fifteen (15) working days (the “Co-Sale Feedback Period”) from the date of receipt of the Transfer Notice of the Proposed Transfer from the Transferring Shareholders, stating whether they intend to exercise the co-sale right and the amount of the registered capital proposed to be co-sold. If such Investors fail to reply within such time limit, they shall be deemed to have waived the co-sale right enjoyed by them.

8.1.2

Each Investor shall be entitled to simultaneously transfer to such third party all or part of its equity interest in / shares of the Target Company at the same price and under the same conditions under the same conditions in proportion to their respective shareholding percentage at the time. If more than two Investors propose to exercise the co-sale right, the number of the registered capital of which each Investor exercising the co-sale right shall be equal to the product of the registered capital of the Target Company proposed to be transferred by the Transferring Shareholders to the Transferee multiplied by a fraction, of which the numerator is the total registered capital of the Target Company then held by such Investor exercising the co-sale right as of the date of the Transfer Notice, and the denominator is the total registered capital of the Target Company then held by all the Investors that have elected to exercise the co-sale right and the Transferring Shareholders as of the date of the Transfer Notice. If the equity interests in / shares of the Target Company that the NIO Parties and the Investors intend to sell exceed the equity interests Holdco of/shares proposed to be transferred to such third party, the Investors shall have the right of priority to sell the equity interests/shares to such third party. If the subject matter of the Proposed Transfer is the equity interest in the Holdco of the Target Company, the amount of the equity interests to be sold of which the Investors exercising co-sale right shall be calculated on a basis of the number of equity interest in / shares of the Target Company representing the subject matter of the Proposed Transfer.

8.1.3

If, in any Proposed Transfer, the Transferee does not agree to purchase the equity interest held by the Investors in the Target Company, and as a result of which the Investors are unable to exercise the co-sale right, the Proposed Transfer shall be terminated and shall not continue, unless such Investors exercising the co-sale right consent in advance in writing.

8.1.4

If any Investor waives the co-sale right in writing during the Co-Sale Feedback Period or fails to response within the Co-Sale Feedback Period, the Proposed Transfer shall be completed within thirty (30) working days from the earlier of the occurrence of the forgoing circumstances (the completion date shall be the date on which the re-registration with competent administration for market regulation is completed, if applicable); if the

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Proposed Transfer is not completed within such period, the Transferring Shareholders shall give a new Transfer Notice in accordance with Clause 7.1.1 hereof and the Investors shall have the co-sale right with respect to such transfer.

8.1.5

This Clause 8.1 shall not apply to the following circumstances: (i) the equity transfer in accordance with Clause 10 (Anti-dilution) hereof; and (ii) any direct or indirect transfer of equity interests or any interests therein of the Target Company to the participants pursuant to any equity incentive plan duly approved in accordance with Clause 6.1.2 hereof, or any acquisition or transfer of the equity interests or any interests therein of the Target Company directly or indirectly held by the participants pursuant to any duly approved equity incentive plan mentioned above.

8.2	Infringement on the Co-Sale Rights and the Remedies

If the Proposed Transfer infringes the Investors’ co-sale right:

8.2.1

The Proposed Transfer shall be invalid, and none of the Parties shall cooperate in any manner on the registration or filing with the competent administration for market regulation and commerce bureau in respect of the Proposed Transfer;

8.2.2	The Transferee of the Proposed Transfer is not entitled to any right and interest as a shareholder of the Target Company; and
8.2.3

For the purpose of this Agreement, if the Transferring Shareholder intending to make the Proposed Transfer fails to give the Transfer Notice in accordance with Clause 7.1.1 hereof, or if there is material difference or material omission in the conditions of the Proposed Transfer from those given in the Transfer Notice, it shall constitute an infringement of the Investors’ co-sale right.

9PRE-EMPTIVE RIGHTS

9.1	Grant and Exercise of the Pre-emptive Right

In the event of increase in the registered capital of the Target Company (the “Proposed Capital Increase”), the Shareholders shall have the pre-emptive right to subscribe for the newly increased registered capital or newly issued shares of the Target Company in proportion to their respective ratio of paid-in capital contribution under the same conditions.

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9.1.1

The Target Company shall give a written notice (the “Capital Increase Notice”) to each Shareholder fifteen (15) working days before it enters into any binding agreement or convenes a Board’s meeting and/or Shareholders’ meeting in respect of the Proposed Capital Increase, which shall specify, including without limitation, the amount of the registered capital to be increased, the price of the Proposed Capital Increase, and the payment method of price of the registered capital to be increased. If two or more Shareholders with pre-emptive right propose to exercise the pre-emptive rights, the maximum amount of the registered capital for which each Shareholder is entitled to subscribe shall be the product of the newly increased registered capital of the Target Company multiplied by a fraction, of which the numerator is the total paid-in capital contribution to the Target Company then held by such Shareholder exercising the pre-emptive right as of the date of the Capital Increase Notice issued by the Target Company, and the denominator is the total paid-in capital contribution to the Target Company then held by all Shareholders that have elected to exercise the pre-emptive right as of the date of the Capital Increase Notice issued by the Target Company.

9.1.2

Each Shareholder shall reply in writing within fifteen (15) working days (the “Capital Increase Feedback Period”) after the receipt of the aforesaid Capital Increase Notice whether it elects to exercise the pre-emptive right and the amount of the registered capital to be subscribed for by it. If any Shareholder fails to reply within the Capital Increase Feedback Period, it shall be deemed to have waived the pre-emptive right.

9.1.3

If any Shareholder waives the pre-emptive right in writing during the Capital Increase Feedback Period set forth in Clause 9.1.2 or fails to make response during the Capital Increase Feedback Period, the Proposed Capital Increase shall be completed within thirty (30) working days after the earlier of the occurrence of the foregoing circumstances (the completion date shall be the date on which the re-registration with competent administration for market regulation is completed); if the Proposed Capital Increase is not completed within such period, the Target Company shall re-issue a Capital Increase Notice in accordance with Clause 9.1.1 hereof and such Shareholder shall obtain the pre-emptive right with respect to such capital increase.

9.1.4

This Clause 9.1 shall not apply to the newly increased registered capital resulting from the equity incentive plan duly approved in accordance with Clause 6.1.2, the conversion of profits into registered capital on a pro rata basis to all Shareholders, the conversion of capital reserves into registered capital on a pro rata basis to all Shareholders, and the issuance of shares in

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connection with the restructuring of a joint stock company and the Qualified IPO.

9.2

During the period from the Execution Date hereof to December 31, 2025, the NIO Parties shall have the right to unilaterally subscribe for the then newly increased registered capital of the Target Company at the price and conditions of this Transaction by investing in not more than RMB 20 billion in addition to this Transaction (“NIO Parties’ Capital Increase Right”).  The NIO Parties shall have the right to designate any of its affiliates to exercise the NIO Parties’ Capital Increase Right.  With respect to the newly increased registered capital of the Target Company to be subscribed for with such capital increase price of RMB 20 billion, each of the Investors hereby unconditionally and irrevocably waives any pre-emptive right under this Clause 9. After the completion of such capital increase, the shareholding percentage of each Shareholder in the Target Company shall be adjusted accordingly.

9.3	Infringement on the Pre-emptive Right and the Remedies

If the Proposed Capital Increase infringes the Shareholders’ pre-emptive right:

9.3.1

The Proposed Capital Increase shall be invalid, and none of the Parties shall cooperate in any manner on the registration or filing with the competent administration for market regulation and commerce bureau in respect of the Proposed Capital Increase;

9.3.2	The subscriber to the registered capital of the Target Company in respect of the Proposed Capital Increase is not entitled to any right and interest as a shareholder of the Target Company; and
9.3.3

For the purpose of this Agreement, if the Target Company fails to give the Capital Increase Notice in accordance with Clause 9.1.1 hereof, or if there is material difference or material omission in the conditions of the Proposed Capital Increase from those given in the Capital Increase Notice, it shall constitute an infringement of the Shareholders’ pre-emptive right.

10VALUE ASSURANCE AND ANTI-DILUTION RIGHTS

10.1	Value Assurance
10.1.1

Prior to the Qualified IPO of the Target Company, without prior written consent of the Investors, the Target Company shall not issue new shares or increase its registered capital that may result in dilution of the percentage of the Investors’ shareholding or equity interest in any form.

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10.1.2

After the closing of the Series A Transaction and prior to the date on which the Target Company obtains the guidance filing notice in connection with the Qualified IPO from the provincial securities regulatory bureau at the place where the Target Company is located, if the Investors consent in writing to the issuance of new shares or increase in the registered capital of the Target Company, the NIO Parties shall guarantee that the price of the subsequent financing shall not be lower than the price at the time when the Investors invested in the Target Company (specifically, the subscription price paid by the Series A Investors for their acquisition of equity interests pursuant to the Series A Investment Agreement and its amendments and supplements is RMB5.72 for one (1) Yuan registered capital, the subscription price paid by the Series B Investors for their acquisition of equity interests pursuant to the Series B Investment Agreement is RMB7.00 for one (1) Yuan registered capital, hereinafter collectively referred to as the “Investors Subscription Price”).

10.2	Anti-dilution Compensation

If the final price or cost paid by any Investor (including the existing Shareholders and any newly joined shareholders) in any new round of investment of the Target Company in the future (either by means of equity interest transfer or capital increase) is lower than the Investors Subscription Price in accordance with certain agreement or arrangement entered into by and among the Target Company, the NIO Parties and the persons acting in concert with the Target Company and the NIO Parties, the Investors Subscription Price shall be re-calculated based on the following formula: P2 = P1 × (A + B) ÷ (A + C), of which, P2 = the Investors Subscription Price after the adjustment; P1 = the initial Investors Subscription Price; A = the registered capital of the Target Company prior to the above mentioned capital increase on a fully diluted basis (i.e., assuming that each Shareholder or any other party has exercised its subscription right, convertible loan or other rights convertible into any equity interest in the Target Company); B = the registered capital of the Target Company that can be acquired at P1 price with the above mentioned capital increase; C = the registered capital of the Target Company actually increased in the above mentioned capital increase. The Investors shall have the right to re-calculate the amount of the registered capital of the Target Company that they are entitled to, based on the adjusted Investors Subscription Price. To the extent permitted by Laws, the difference between such amount and the registered capital of the Target Company that the Investors subscribe for in accordance with the Investment Agreement shall be made up by the Target Company and the NIO Parties as follows: (i) the additional issuance of equity interests by the Target Company to the Investors at the lowest price permitted by applicable Laws; and (ii) the transfer by the NIO Parties of their equity interests in the Target Company to the Investors at the lowest price permitted by applicable Laws. If such compensation is made by means of

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subclause (i) above, the subscription price for the equity interests that the Investors shall pay to the Target Company shall be borne by the NIO Parties. Other expenses and costs incurred in the process of compensation (if any) shall be borne by the NIO Parties.

For the avoidance of doubt, if an Investor subscribes for the newly increased registered capital of the Target Company in both the Series A Transaction and the Series B Transaction, the registered capital of the Target Company subscribed by such Investor through Each Transaction shall be subject to the anti-dilution compensation specified in Clause 10 hereof, respectively.

10.3	Implementation of the Anti-dilution Compensation

The implementation of anti-dilution compensation shall be fully completed within one hundred and twenty (120) days after the date on which the Investors exercise the anti-dilution right in accordance with Clause 10.2 hereof and notify the NIO Parties in writing (if additional time is required due to the performance of any public procedure such as appraisal and/or bidding, auction or listing in respect of the transfer of state-owned assets, such time shall not be included in one hundred and twenty (120) days). The completion date shall be the date on which the registration with competent administration for market regulation is completed.

10.4	Anti-dilution Compensation Overdue Penalty

If the NIO Parties fail to fully implement the anti-dilution compensation within the period specified in Clause 10.3 hereof, the NIO Parties shall pay the overdue penalty to the Investors from the first day of such delay. The overdue penalty shall be calculated at the rate of 0.02% of the outstanding amount of cash compensation payable for each day of such delay.

10.5

The Parties agree that, if the Target Company incurs changes in the share capital of the Target Company due to conversion of capital reserves to the registered capital, equity split or consolidation, issuance of equity dividends and other similar events, the price per share for the equity interests of the Target Company obtained by the corresponding Investors shall be adjusted accordingly.

10.6

This Clause 10 shall not apply to the newly increased registered capital resulting from the equity incentive plan duly approved in accordance with Clause 6.1.2, the conversion of profits into registered capital on a pro rata basis to all Shareholders, the conversion of capital reserves into registered capital on a pro rata basis to all Shareholders, and the issuance of shares in connection with the restructuring of a joint stock company and the Qualified IPO.

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11REDEMPTION RIGHT

11.1	Triggering Events of Investor Redemption Right

Upon the occurrence of any of the following events (“Redemption Event(s)”), any Investor shall obtain a redemption right, i.e., the right to request NIO Inc. and/or the NIO HK Holding Platforms to redeem all or part of the equity interest then held by such Investor in the Target Company. The Target Company shall assume an unlimited joint and several liabilities for the performance of the redemption obligations of NIO Inc. and the NIO HK Holding Platforms (the guarantee period is for two years from the expiration date of the performance period of the relevant principal debt being guaranteed (i.e., the Redemption Price and overdue penalty, etc.). The Parties hereby agree to, and waive the requirement to convene a Shareholders’ meeting to vote on the joint and several liabilities of the Target Company to the NIO Parties pursuant to Clause 11 hereof. The execution of this Agreement by the Parties shall be deemed that: (1) the Company has made an irrevocable warranty to the Investors, of which the joint and several liabilities for the performance of the obligations of NIO Parties to pay the Redemption Price and overdue penalty, and (2) the valid resolutions of the Shareholders’ meeting regarding the Company’s joint and several liabilities for the performance of the redemption obligations of NIO Parties has been adopted. None of the Shareholders of the Company shall raise any defense against the aforementioned circumstances on the grounds that such matters have not been submitted to the Shareholders’ meeting for resolution), and shall cause the Actual Controller to give a written undertaking of using his reasonable efforts to cause NIO Inc. and the NIO HK Holding Platforms to perform the redemption obligations hereunder:

11.1.1

The Target Company fails to complete the listing application or to issue the material assets restructuring plan related to the Qualified IPO before December 31, 2027, or fails to complete the Qualified IPO before December 31, 2028;

11.1.2

With respect to any Mature Investor (as defined below), the Target Company fails to complete the Qualified IPO prior to the maturity date of the fund corresponding to such Investor (the “Fund Maturity Date”, i.e., the expiration date of the fund duration of such Investor as determined by the registration with competent administration for market regulation /filing with the Asset Management Association of China; if the fund duration of such Investor is extended after the Execution Date hereof, the extended fund duration of such Investor as determined by the registration with competent administration for market regulation/filing with the Asset Management Association of China shall apply; such Investor is hereinafter referred to as the “Mature Investor”), and the Mature Investor shall

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notify the NIO Parties and the Target Company of the Fund Maturity Date in writing in advance;

11.1.3

The NIO Parties or the Target Company has significant concealment, misleading, false statement or suspected fraud in the process of information disclosure for the transactions conducted in accordance with the Investment Agreement;

11.1.4

The NIO Parties’ capital contribution in the Target Company and other Group Members is false, fraudulent or has been withdrawn, or there is a Material breach in any provision in the formally executed Transaction Documents or any representations, warranties or undertakings thereunder by the NIO Parties and/or the Target Company;

11.1.5

The Actual Controller of the Target Company and the core management team of the Target Company as listed in Exhibit II (the “Core Management Team”) encounter Material integrity problems, which lead to the Material internal control loopholes in the Target Company, including without limitation, the off-balance-sheet sales income in cash which is unknown to the Investors, misappropriation of funds and unfair related-party transactions; or the Target Company has Material internal control loopholes, which cause Material adverse impact on the Target Company, even though such loopholes are not caused by the Actual Controller or the Core Management Team of the Target Company intentionally;

11.1.6

There are major changes in the current Main Business of the Target Company as agreed in the Transaction Documents, or any license and permit of the Target Company necessary for operating such current Main Business is rescinded or the Target Company is not able to obtain and maintain such license or permit;

11.1.7	The Target Company breaches the provisions with respect to the use of the Capital Increase Price as agreed in the Investment Agreement;
11.1.8	There is a change of the Actual Controller of the Target Company or the actual controller of NIO Inc. due to any circumstance;
11.1.9	More than half of the Core Management Team resigns within two (2) years prior to the date of submission of the application for the Qualified IPO by the Target Company;

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11.1.10

Any event for redemption of the equity interests agreed between any Investor or other Shareholders of the Target Company (other than the Investors) and the Target Company or the NIO Parties is triggered, and such Investor or other Shareholders of the Target Company request the Target Company or the NIO Parties to redeem their equity interests in the Target Company;

11.1.11

Any event for redemption of the equity interests agreed between the shareholders of NIO Inc. and NIO Inc. is triggered, or the shareholders of NIO Inc. request NIO Inc. or the actual controller of NIO Inc. to redeem the shares held by them, provided that the performance of such redemption obligations may result in change of the actual controller of NIO Inc. or the Actual Controller of the Target Company;

11.1.12

The Target Company or any of its creditors applies to a PRC court for bankruptcy and reorganization of the Target Company; or NIO Inc. or any of its creditors applies to a competent judicial authority for bankruptcy and reorganization of NIO Inc., which may result in change of the actual controller of NIO Inc. or the Actual Controller of the Target Company;

11.1.13

The Target Company fails to complete the overall change from a limited liability company to a joint stock limited company (the “Share Reform”) by December 31, 2026 (or other date agreed by Series A Investors and Anhui High-tech Co.), and the completion date of the Share Reform shall be the date on which the Target Company obtains the business license of a joint stock limited company issued by the competent administration for market regulation.

The Company or the NIO Parties shall, within thirty (30) days after it becomes aware or shall be aware of any of the aforementioned Redemption Events, issue a written notice to the Investors stating that such Redemption Event has been triggered. If any of the Investors decides to exercise its Redemption Right, it shall give a redemption notice to NIO Inc. and/or the NIO HK Holding Platforms within twenty-four (24) months after it becomes aware or shall be aware of such Redemption Event (the “Exercise Period”, calculated respectively for the Redemption Events, but no later than December 31, 2030).

11.2	Price of Redemption

If the Investors obtain the redemption right pursuant to Clause 11.1 hereof, and they shall have the right to request NIO Inc. and/or the NIO HK Holding Platforms to redeem all or part of the equity interest in the Target Company then they held, with respect to

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each Investor, the price of redemption (the “Redemption Price”) shall be the high of: (i) the sum of the total amount of the investment price paid by the Investors to the Target Company for the purpose of acquiring the equity interest in the Target Company that they request to redeem (for the avoidance of doubt, if an Investor subscribes for the newly increased registered capital of the Target Company in both the Series A Transaction and the Series B Transaction, it shall refer to the total amount of the investment price paid by such Investor for Each Transaction, the same below) plus an investment income calculated at a compound interest rate corresponding to Each Transaction (with respect to the compound interest rate, 8.5% is for Series A Investors; 7.5% is for Series B Investors) per annum on basis of the total amount of the investment price (for purpose of calculation, one year shall be calculated as 360 days, and if the time period is less than one year, it shall be calculated based on actual days); in particular, with respect to each Investor, if the investment prices paid by such Investor are paid to the Target Company in installment, the amount of the forging investment income of each installment of the investment price shall be calculated from the actual capital injection date of such batch of investment price. (ii) the post investment value of the Group Members for the most recent financing transaction corresponding to all or part of the equity interest in the Target Company that the Investors request to redeem. The Redemption Price shall be paid in cash.

The Investors shall have pari-passu redemption right. The Investors shall be entitled to the aforesaid Redemption Price by requesting NIO Inc. and/or the NIO HK Holding Platforms to purchase all or part of the equity interest held by the Investors in the Target Company.

11.2.1

NIO Inc. and/or the NIO HK Holding Platforms shall complete the payment of the Redemption Price within one hundred and twenty (120) days from the date of receipt of the Investor’s notice requesting to exercise the redemption right, the Party obliged to pay the Redemption Price shall pay additional overdue penalty to the Investors, until the later of (i) the NIO Parties has fulfilled the redemption obligation; (ii) the Investor expressly states that it elects to transfer its equity to a third party in accordance with Clause 11.2.2; and (iii) the date on which the Investor enters into an equity transfer agreement with a third party. In particular, in the circumstances set forth in items (ii) and (iii) above, the calculation of the overdue penalty shall cease to be made only for the portion of the consideration corresponding to the transfer by the Investor to a third party. The overdue penalty shall be calculated at the rate of 0.02% of the outstanding amount of cash compensation payable for each day of delay. The relevant parties shall otherwise agree on the time of redemption through consultation, if additional time is required due to the performance of any public procedure such as appraisal and/or bidding, auction or listing

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in respect of the transfer of state-owned assets, or the performance of any mandatory procedures of announcement in respect of the reduction in registered capital in the Target Company.

11.2.2

If NIO Inc. and/or the NIO HK Holding Platforms fail to pay the Redemption Price and the overdue penalty in full within one hundred and twenty (120) days from the receipt of the notice of the Investors requesting to exercise the redemption right, the Investors shall have the right to transfer all or part of the equity interest in the Target Company held by it to any third party at any time, and all the then-current Shareholders, the Target Company and the Actual Controller of the Target Company shall cooperate with such transfer. Notwithstanding the foregoing, if NIO Inc. or the NIO HK Holding Platforms fail to comply with the provision in respect of the redemption right, and if the Investors intend to transfer the equity interest in / shares of the Target Company to any NIO Parties Competitor, the Investors shall give a prior notice to the NIO Parties and consult with the NIO Parties in respect of the same, and the NIO Parties shall have the right of first refusal under the same conditions.

Under the circumstance that the NIO Parties elect not to exercise the right of first refusal or fail to notify the Investors in writing of its exercise of the right of first refusal within ten (10) days after the receipt of the notice, the Investors may transfer their equity interest in /shares of the Target Company to such NIO Parties Competitor under conditions no less than those for notifying the NIO Parties to exercise the right of first refusal. For the avoidance of doubt, unless expressly indicated by the Investors in writing, no negotiation or execution of any legal document by the Investors in respect of the transfer of equity interests / shares to any third party shall be deemed as a waiver of their rights of claiming obligations of the redemption in accordance with the provision of redemption right hereof against any entity who has the redemption obligations. If the price received by the Investors for the transfer of equity interest/shares in the Target Company to a third party under this clause is less than the Redemption Price and overdue penalty entitled to the Investors in accordance with Clause 11.2, NIO Inc. or the NIO HK Holding Platforms shall make up the shortfall in cash to the Investors within thirty (30) days from the date on which the Investors and the third party enter into relevant equity transfer agreement.

11.2.3

If NIO Inc. or the NIO HK Holding Platforms fail to pay the Redemption Price in full within one hundred and twenty (120) days from the receipt of the notice of the Investors requesting to exercise the redemption right, the

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Investors shall have the right to give a notice to the Target Company requesting the Target Company to assume joint and several liability with NIO Inc. or the NIO HK Holding Platforms in respect of the payment of the Redemption Price and overdue penalty under Clause 11 hereof, and the Target Company shall complete the payment within thirty (30) days after receipt of the notice as required.

11.3

If, after the completion of this Transaction, the Investors intend to acquire more equity interests in/ shares of the Target Company by means of capital increase or transfer of equity interests/ shares, the Redemption Price of such further increased equity interests/ shares shall be agreed by the relevant parties through negotiations.

12LIQUIDATION PREFERENCE

12.1	Guaranteed Minimum Return on Investment

If the Target Company is to be liquidated due to bankruptcy, reorganization, dissolution, merger, split-off, acquisition or any other reasons, after the Target Company has paid up expenses and costs in all kinds, all debts and taxes in accordance with Laws, the Target Company shall first distribute such Remaining Property to the Investors in cash (the “Remaining Property”), and the amount of the Remaining Property which shall be distributed first to the Investors shall be the higher of (the “Allocation Priority Amount”): (1) the amount of Remaining Property to be distributed to the Investors in proportion to their respective paid-in capital contribution to the Target Company; or (2) the sum of the total amount of the investment price paid by the Investors to the Target Company for the purpose of acquiring the equity interest in the Target Company plus an investment income for Each Transaction calculated at a corresponding compound interest rate (with respect to the compound interest rate, 8.5% is for Series A Investors; 7.5% is for Series B Investors) per annum on basis of the total amount of the investment price (the “Guaranteed Minimum Investment Return”). If the Remaining Property of the Target Company is not sufficient to be distributed among the Investors according to the Allocation Priority Amount of the Investors, the Target Company shall distribute the Remaining Property among the Investors in proportion to the Investors’ respective Allocation Priority Amounts.

12.2	Audit of Remaining Property

The Parties unanimously agree that, in the event of the liquidation of the Target Company, an accounting firm recognized by the Parties shall be engaged to audit the balance sheet and property list prepared by the Target Company, and the book value of the Remaining Property shall be subject to the audit results of the auditor so appointed.

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12.3	Distribution of Remaining Property

If the Investors have received the Allocation Priority Amount in full, the remaining property of the Target Company distributable to its Shareholders in accordance with the Laws shall be distributed to the other Shareholders of the Target Company in proportion to their respective shareholding percentages.

12.4	Compensation of Insufficient Distribution

If the Allocation Priority Amount received by the Investors in accordance with Clause 12.1 is less than the Guaranteed Minimum Investment Return, NIO Inc. and the NIO HK Holding Platforms shall compensate the Investors in cash with the amount they obtained in the liquidation. The amount of such compensation equals to the Guaranteed Minimum Investment Return minus the amount the Investors obtained in the liquidation. If the aggregate amounts obtained by NIO Inc. and the NIO HK Holding Platforms in the liquidation are not sufficient to make up the difference between the Guaranteed Minimum Investment Return and the amount the Investors obtained in the liquidation, the Investors shall be entitled to the amount which NIO Inc. and the NIO HK Holding Platforms should have obtained in the liquidation in proportion to the Investors' respective Allocation Priority Amount and in accordance with the order agreed in Clause 12.1.

12.5	Deemed Liquidation Event

Any of the following events shall be deemed as the liquidation of the Target Company (the “Deemed Liquidation Event”):

12.5.1

Any merger, split-off, acquisition, reorganization, equity transfer, share swap, capital and share increase or other similar one or a series of transactions of the Target Company, which may result in change of control of the Target Company (subject to a legal opinion issued by a law firm recognized by the NIO Parties and the Investors and affixed with the official seal of such firm);

12.5.2

Any sale, transfer, lease or disposal of all or substantially all of the business or assets of the Target Company (or a series of transactions that may result in sale, transfer, lease or disposal of all or substantially all of the business or assets of the Target Company); and

12.5.3	Exclusive and irrevocable license to a third Party all or substantially all of the intellectual property of the Target Company.

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12.6	Distributions in a Deemed Liquidation Event

In case of a Deemed Liquidation Event, the Investors shall have the right to require the Target Company and/or all Shareholders of the Target Company to realize in substance the policies of distribution set forth in Clause 12.1 and Clause 12.3 hereof in a reasonable manner in accordance with Laws and Regulations, so as to ensure the priority liquidation right of the Investors or the distribution of the Guaranteed Minimum Investment Return. In the event that the total consideration received by the Investors in such Deemed Liquidation Events is not sufficient to realize the Guaranteed Minimum Investment Return of the Investors, NIO Inc. and the NIO HK Holding Platforms undertake to compensate separately the shortfall to the Investors in cash, and to assume joint and several liabilities for such compensation.

12.7	Application of Conflicts of Agreement

Notwithstanding the provisions of this Clause 12, upon occurrence of the events set forth in Clause 13, the Parties agree and acknowledge that the relevant transaction consideration shall be allocated in the manner described in Clause 13.

13DRAG-ALONG RIGHT

13.1	Exercise of Drag-along Right

If the Investors fail to exit through exercising the redemption right set forth in Clause 11 hereof due to any breach or other fault or negligence of the NIO Parties, and if the third party intends to purchase more than fifty percent (50%) of equity interest in the Target Company or all or substantially all/most of the assets or business of the Target Company (collectively, the “Co-Sale”), then the Investors that individually or in the aggregate hold more than two-thirds (2/3) of the then total equity interests held by all Investors (the “Drag-along Party”) shall have the right to give a written notice (the “Drag-along Notice”) to the NIO Parties, which shall specify the basic information of such third party, the number of equity interest or description of assets that they intend to purchase, the proposed purchase price and other material terms and conditions, and request the NIO Parties, together with the Drag-along Party, to sell to such third party the assets of the Target Company or equity interests in the Target Company respectively held by them at the same price and under the same conditions:

13.1.1

If a third party intends to purchase the equity interest in the Target Company, the NIO Parties shall have the right to decide and notify the Drag-along Party in writing within thirty (30) days after the receipt of the Drag-along Notice whether they elect to purchase all of the Target Company’s equity interests held by the Drag-along Party at the proposed

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purchase price and on other equivalent terms and conditions, and to deliver a written decision to the Drag-along Party. Such written decision shall constitute a contract between the NIO Parties and the Drag-along Party for the acquisition of all of the Drag-along Party’s equity interest in the Target Company. If, upon the expiration of the forgoing thirty (30)-day period, or if the NIO Parties reply in writing not to exercise their first refusal right, the Drag-along Party shall have the right to request the NIO Parties to sell, together with the Drag-along Party, their respective equity interest in the Target Company that such third party intends to purchase at the same price and under the same conditions (the “Drag-along Equity Interest Transaction”). If the consideration obtained by each Drag-along Party through the Drag-Along Equity Interest Transaction is less than the Redemption Price receivable by such Drag-along Party, all transaction consideration obtained by the NIO Parties through the Drag-along Equity Interest Transaction shall be distributed to each Drag-along Party in proportion to the Redemption Price receivable by such Drag-along Party in order to make up the shortfall.

13.1.2

If a third party intends to purchase the assets of the Target Company, the Drag-along Party shall have the right to request the Target Company to sell to such third party the assets of the Target Company that such third party intends to purchase at the proposed purchase price and on other terms and conditions (the “Drag-along Assets Transaction”, together with the Drag-along Equity Transaction, the “Drag-along Transaction”). After such third party has paid up the consideration for the Drag-along Assets Transaction in full to the Target Company, the Target Company shall redeem all equity interests held by each Drag-along Party in the Target Company. In consideration of such payment, the Target Company shall pay to each Drag-along Party with transaction consideration for the Drag-along Assets in proportion to the shareholding percentage on the basis of Redemption Price that each Drag-along Party shall receive. If the consideration received by each Drag-along Party through the Drag-along Asset Transaction is less than the Redemption Price receivable by such Drag-along Party, all transaction consideration obtained by the NIO Parties through the Drag-along Asset Transaction shall be distributed to each Drag-along Party in proportion to the Redemption Price receivable by such Drag-along Party so as to make up the shortfall.

13.2

The NIO Parties shall use their best efforts to cooperate with the Drag-along Party to consummate the Drag-along Transaction, including without limitation, to vote in favor of such Drag-along Transaction at the Shareholders’ meeting and the Board meeting, to execute all necessary resolutions and documents at the request of the Drag-along

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Party or take all reasonable actions as the Drag-along Party considers necessary, and to make representations and warranties customary for transactions to the third party in the relevant transaction documents in connection with the Drag-along Transaction.

If the consideration obtained by the Investors through the above Drag-along Transaction is less than the Redemption Price, all transfer prices obtained through the Drag-along Transaction shall be distributed to the Investors in proportion to the respective Redemption Price to which the Investors shall be entitled.

14RESTRICTION ON EQUITY TRANSFER

14.1	Consent Right to Equity Transfer

Prior to the completion of the Qualified IPO of the Target Company, without prior written consent of the Investors or unless otherwise agreed in the Transaction Documents, the NIO Parties shall not, directly or indirectly, transfer, pledge or otherwise dispose the equity interests in / shares of the Target Company if such act may cause the total (direct and indirect) shareholding percentage of NIO Inc. in the Target Company to be decreased to less than sixty percent (60%). For the avoidance of doubt, provided that without prejudice to the foregoing, the NIO Parties have the right to transfer all or part of its equity interests in the Target Company to any of its affiliates without prior written consent of the Investors, and the Investors agree to waive their respective right of first refusal and co-sale right.

Prior to the completion of the Qualified IPO of the Target Company, unless otherwise approved by the Board of Directors of the Target Company, the NIO Parties shall use their best efforts to cause the equity interests in the Target Company or shares of the management / employee shareholding platform directly or indirectly held by the Core Management Team, and the equity interests in the Target Company directly or indirectly held by the NIO HK Holding Platforms, not to be transferred or disposed of during such period prior to the completion of the Qualified IPO of the Target Company.

14.2	Consent to Transaction Documents

Unless otherwise provided in this Agreement or other Transaction Documents, on the date on which any new shareholder of the Target Company acquires the equity interests held by the Parties and becomes a shareholder of the Target Company in the future in accordance with the PRC Laws, such new shareholder shall execute a binding joinder agreement in the form set forth in the Exhibit I hereto (the “Joinder Agreement”) to become a party hereto, and shall acknowledge the arrangements under this Agreement and other Transaction Documents and consent to the restrictions imposed by this Agreement and other Transaction Documents.

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15EQUITY INCENTIVE

15.1	Principles of Equity Incentive

The Investors encourage the Target Company to maintain the stability of its management team by adopting equity incentives, provided that unless with prior written consent of the Investors, the equity incentives carried out by the Target Company at any time shall satisfy the following requirements:

15.1.1

The equity incentive plan shall not cause any material adverse effect on the Qualified IPO of the Target Company, including without limitation, that adoption of equity incentive plan shall not cause the number of direct or indirect shareholders of the Target Company (excluding the shareholders of NIO Inc.) to exceed 200, and shall not cause any instability in the shareholding structure of the Target Company.

15.1.2

The equity incentive plan shall be subject to review and approval by the Board of Directors of the Target Company in accordance with Clause 6.1.2 hereof. The equity incentive plan shall include, without limitation, the equity incentive prices, shares for the equity incentive scheme, the scope of the eligible participants, and restrictions on transfer of the equity interests acquired by the participants through the equity incentive plan. Without the consent of the Investors, the equity of the Target Company obtained by the participants of the equity incentive scheme shall not be transferred prior to the completion of the Qualified IPO of the Target Company. For the avoidance of doubt, the NIO Parties warrant that the aforesaid equity incentive plan will not cause the shareholding ratio of NIO Inc. in the Target Company (in the aggregate directly and indirectly) to be decreased to less than sixty percent (60%).

15.2	Method of Equity Incentive

Subject to Clause 15.1 hereof, if equity incentives are realized through transfer of equity interests from one or more existing Shareholder(s) of the Target company to the equity incentive participants or the employee stock ownership platform, the transfer price shall be not lower than the audited net asset value per share of the Target Company as of the end of the then most recent period and shall satisfy the relevant provisions of the CSRC and the applicable stock exchange. If the Target Company intends to realize the equity incentives by issuing new shares to the equity incentive participant or on the employee shareholding platform, the new shares to be issued by the Target Company for the purpose of equity incentives shall not exceed ten percent (10%) of the audited registered capital / share capital of the Target Company after the Execution Date hereof, and the

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capital increase price shall be not lower than the net asset value per share of the Target Company as of the end of the then most recent period and shall satisfy the relevant regulations of the CSRC.

16INFORMATION RIGHTS AND INSECTION RIGHTS

16.1	Information Provision
16.1.1

As long as the Investors hold equity interests in the Target Company, the Target Company shall, and the NIO Parties shall cause the Target Company to, deliver the following documents in connection with the Target Company in accordance with the requirements of the Investors:

(1)

Within one hundred and twenty (120) days after the end of each fiscal year, submit to the Investors an annual consolidated audit report which has been prepared by a PRC accounting firm recognized by the Investors in accordance with the PRC accounting standards;

(2)	Within ninety (90) days after the end of each quarter, submit to the Investors an unaudited quarterly financial statement of the Company prepared in accordance with the PRC accounting standards;
(3)

Other information, statistical data, transaction, business operation and financial data as may be required to which the Shareholders are entitled in accordance with the Laws and Regulations of the PRC, subject to a reasonable request in advance in a manner without any interference to the normal operation of the Target Company.

Notwithstanding the foregoing, the provision of the above information by the Target Company and the receipt by the Investors of the above information shall not cause the Target Company and other Group Members to violate any applicable Laws, Regulations or regulatory rules.

16.2	Authenticity, Accuracy and Completeness of Information

The legal representative of the Target Company shall verify and confirm that all the information provided to the Shareholders is true and correct and does not have any misleading effect. The financial statements provided by the Target Company to the Investors shall cover the consolidated financial statements of the Target Company and its subsidiaries, and shall have at least the current profit and loss statement, cash flow statement and balance sheet.

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16.3	Provision of Equity Financing Information

Upon request of the Investors, the Target Company shall promptly provide the Investors with the latest version of the Investment Agreement, documents relevant to the Subsequent Financing, management of the Target Company and other matters, including the articles of association signed and sealed by the Parties and filed with competent Governmental Authority.

16.4	Collection of Accounting Information

During the working hours, the Investors may inspect, in a reasonable way, the properties, real properties, financial books, operation records and other materials that Shareholders have the right to access provided by Laws of the Target Company and discuss the business, finance and conditions of the Target Company with its officers, provided that the Investors give a prior notice and do not interfere the normal business of the Target Company. The Investors shall have the right to make proposals to the Senior Officers of the Company through the directors nominated by them.

17RIGHT TO PARTICIPATE IN RESTRUCTURING

After the Investors become the Shareholders of the Target Company, if the Target Company and its directly or indirectly controlled enterprises undertakes any restructuring (the “Restructuring”) and the NIO Parties intend to change the listing company from the Target Company to another platform company (the “Platform”) after the completion of the Restructuring, the plan of the aforesaid Restructuring shall be subject to the written consent of the Investors (for the avoidance of doubt, this provision shall not apply to any Restructuring carried out for the purpose of the separate listing of the enterprises directly or indirectly controlled by the Target Company after the Qualified IPO of the Target Company). The Investors shall have the right to participate in such Restructuring, and to replace their directly or indirectly held equity interests in the Target Company with the equity interests in such Platform to ensure that the Investors will continue to hold the same interests as those in the Target Company and its directly or indirectly controlled enterprises prior to the Restructuring.

18UNDERTAKINGS AND CONVANTS

The NIO Parties and the Target Company hereby respectively covenant and warrant to the Investors as follows:

18.1	Non-mandatory Commitment

The Target Company and the NIO Parties covenant that the Investors shall not make

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any covenant in relation to the listing of the Target Company that is not expressly required by the Laws and Regulations, and neither shall they take any obligation in relation to the listing of the Target Company that is not expressly required by the Laws and Regulations; in particular, the Investors shall not make any covenant in respect of the performance or profits of the Target Company due to the listing of the Target Company.

18.2	Cooperation Obligation

In the event that the Investment Agreement and/or this Agreement does not specify any party or parties of the Target Company or the NIO Parties as the subject of obligations in respect of a certain act, right or obligation of the Investors, the Target Company or the NIO Parties undertake to make the best reasonable efforts to cooperate.

18.3	Indemnification Commitment

Each of the Target Company or the NIO Parties shall perform this Agreement and other Transaction Documents in good faith, and if any party or parties of the Target Company or the NIO Parties violate any provision of this Agreement or other Transaction Documents, such Party or Parties shall be held liable for any damages that may be caused to the Investors, and the other Parties except for the Investors shall assume the joint and several liabilities with respect to such damages.

18.4	Non-Competition

The Controlling Shareholders undertake that unless otherwise agreed by the Investors in writing in advance, the Controlling Shareholders shall, and shall cause the Actual Controller to, devote sufficient working time and energy to the operation of the Target Company, and use best efforts to promote the development of the Target Company and seek profits for the Target Company, and not to take any part-time job or invest in any other company with the same or similar business type as the Main Business of Target Company, and to strictly comply with the relevant provisions of the Company Law of the PRC on non-competition of directors and senior management; from the closing date of the Series A Transaction until the expiration of two (2) years from the date on which the Actual Controller ceases to hold neither any direct or indirect interest in the Target Company nor any position in the Target Company, without the prior written consent of the Investors, the Controlling Shareholders shall not, and shall cause the Actual Controller not to, directly or indirectly engage in any business similar to or competing with the Main Business of the Target Company (the “Competing Business”), or directly or indirectly hold any interest in any entity that engages in a Competing Business with the Target Company or its subsidiaries (the “Competing Entity”), or engage in any activity detrimental to the interests of the Target Company, including

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without limitation:

18.4.1

To have a controlling stake in, or indirectly control, any Competing Entity, or hold more than 5% of the equity interests in any Competing Entity (for the avoidance of doubt, the following circumstances are not in violation of the non-competition provisions in this Clause 18.4: (i) to hold less than 5% of the equity interests in any Competing Entity; (ii) without affecting the Qualified IPO of the Target Company, to hold interests in any overseas Competing Entity, provided the products of such overseas Competing Entity are not sold to the mainland of China; and (iii) as set forth in Exhibit III, the Actual Controller has directly or indirectly held interests in the Competing Entity as of the execution date of the Shareholders Agreement; for the avoidance of doubt, Exhibit III may be updated from time to time by the Controlling Shareholders with the consent of the Investors);

18.4.2	To provide any loan, customer information, advice or any other form of assistance to any Competing Entity;
18.4.3	To directly or indirectly obtain benefits from any Competing Business or any Competing Entity;
18.4.4

To solicit, in any manner, customers relating to any business of the Target Company or its subsidiaries, or to deal with or attempt to deal with customers relating to the Main Business of the Target Company or its subsidiaries, regardless of whether such customers are customers of the Target Company or its subsidiaries prior to or after the closing date of the Series A Transaction;

18.4.5

To employ any member of the Core Management Team who resigns from the Target Company or its subsidiaries as of the closing date of the Series A Transaction in any manner through any individual or organization which is directly or indirectly controlled by them or in which they have an interest; and

18.4.6	To solicit, in any manner, the employment of any employee then employed by the Target Company or its subsidiaries.
18.5	Qualified IPO
18.5.1

The Target Company shall complete the direct or indirect listing on the Shanghai Stock Exchange, the Shenzhen Stock Exchange or other overseas securities issuance approval authorities approved by the Parties

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by means of initial public offering or material assets restructuring with a listed company prior to December 31, 2028.

18.5.2

All the Shareholders shall proactively take reasonable efforts, cooperate with the Target Company to take all necessary actions (including but not limited to cooperate with the Target Company in clearing any material obstacle to the Qualified IPO) and cooperate with the application for the Qualified IPO in accordance with the then effective Laws and regulatory policies of listing.

19CORPORATE GOVERNANCE

19.1	Shareholders’ Meeting
19.1.1	The Shareholders’ meeting of the Target Company shall be attended by all Shareholders and shall be the highest authority of the Target Company.
19.1.2

Shareholders’ meetings are composed of regular meetings and extraordinary meetings. The regular Shareholders’ meetings shall be convened at least once a year. An extraordinary Shareholders’ Meeting shall be convened if so proposed by the Shareholders representing more than one-tenth (1/10) of the voting rights, or more than one-third (1/3) of the directors, or the Board of Supervisors.

19.1.3

The Shareholders’ meeting shall be convened by the Board of Directors and chaired by the chairman; where the chairman is unable or fails to perform his/her duties, the Shareholders’ meeting shall be chaired by a director appointed by more than half of the Board of Directors. If the Board of Directors is unable or fails to convene the Shareholders’ meeting, the meeting shall be convened and presided over by the Board of Supervisors. If the Board of Supervisors fails to convene and preside over the Shareholders’ meeting, the Shareholders representing more than one-tenth (1/10) of the voting rights may convene and preside over such meeting. A notice of the Shareholders’ meeting shall be given to all Shareholders at least fifteen (15) days before the convening of such meeting, unless all Shareholders agree to waive such noticing period.

19.1.4

The Shareholders’ meeting shall maintain complete and correct minutes of its meetings including copies of all meeting notices. The minutes of the Shareholders’ meeting and the resolutions adopted by the Shareholders’ meeting shall be recorded by a secretary for a meeting designated by the Shareholders’ meeting and shall be circulated among all of the

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shareholders within ten (10) days after the close of each meeting. All resolutions of the Shareholders’ meeting shall be signed by all voting Shareholders, and minutes of the Shareholders’ meeting shall be filed by the secretary and kept in the Shareholders’ meeting minutes book of the Target Company.

19.1.5	Resolutions of the Shareholders’ meeting may be adopted by written resolution by the Shareholders, provided that such a resolution is sent to each Shareholder.
19.2	Board of Directors
19.2.1

The Parties unanimously agree that the board of directors (the “Board of Directors” or “Board”) of the Target Company shall consist of seven (7) directors; the Investors shall be entitled to jointly nominate two (2) directors (the “Investor Directors”), of which Advanced Manufacturing Industry Fund shall be entitled to nominate one (1) Investor Director, and Jianheng New Energy Fund shall be entitled to nominate one (1) Investor Director; and the NIO Parties shall be entitled to nominate five (5) directors. If the aggregate percentage of equity interests in the Target Company held by all the Investors in the Target Company is lower than five percent (5%), the above Investors who have the right to nominate directors shall not be entitled to nominate any director.

19.2.2

The remuneration to the directors in such capacity and their proxies shall be paid by their nominating Parties. The costs incurred by the directors or their proxies in connection with attending Board meetings and performing their obligations as the directors of the Target Company shall be reimbursed by the Target Company in Renminbi or US Dollar based on vouchers permissible under the PRC accounting standards. All directors, including the chairman, shall perform their duties and responsibilities in accordance with the relevant provisions contained in this Agreement and the articles of association. Each director shall faithfully fulfil his or her duties in accordance with the provisions of this Agreement and the articles of association, and refrain from any action that would conflict with the interests of the Target Company.

19.2.3

Each of the directors shall serve a term of office of three (3) years, and may serve consecutive terms if re-selected. The Parties agree and undertake that if a director nominated by the Investors or the NIO Parties resigns or is dismissed, or if the seat of the Board becomes vacant due to other reasons, the Investors or the NIO Parties shall have the right to

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nominate another successor and the Parties undertake to in favor of the election of the above nomination as the director of the Target Company at the Shareholders’ Meeting. The replacement shall serve on the Board for the remaining term of the replaced director. The Target Company shall file such change with the registration authority if such filing is so required under the then applicable PRC Law.

19.2.4

The Board of Directors shall have one (1) chairman. The chairman shall be appointed by the NIO Parties from the directors nominated by the NIO Parties. The chairman of the Board of Directors shall be the legal representative of the Target Company and shall have the following powers and authorities: convening and presiding over meetings of the Board of Directors; and other powers and authorities granted by the Board of Directors, this Agreement or the articles of association.

19.2.5

If a matter requires approval of the Board of Directors in accordance with this Agreement or the articles of association, the chairman shall not be authorized to take any action or sign any document on behalf of the Target Company in respect of such matter unless and until it has been duly approved by the Board of Directors.

19.2.6	When the chairman is unable to perform his or her duties (including convening and presiding over Board meetings) for any reason, he or she shall designate another director to act on his or her behalf.
19.2.7

The Board of Directors shall convene at least one (1) regular meeting each quarter. Any one (1) director of the Target Company shall have the right to propose an extraordinary Board meeting in writing, and the chairman of the Board shall convene an extraordinary Board meeting within twenty (20) days after the receipt of such proposal.

19.2.8

The Board of Directors shall maintain complete and correct minutes of its meetings in Chinese, including copies of all meeting notices. The minutes of the Board meeting and the resolutions adopted by the Board meeting shall be recorded by a secretary for the meeting designated by the Board and shall be circulated among all of the directors within twenty (20) days after the close of each meeting. All resolutions of the Board meeting shall be signed by all voting directors, and minutes of the Board meeting shall be filed by the secretary and kept in the Board meeting minutes book of the Target Company. The nomination, election and replacement of directors shall be recorded in the Board meeting minutes.

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19.2.9

The management of the Target Company shall submit quarterly work reports to the Board of Directors on regular basis. The contents of a quarterly work report shall include but not be limited to information pertaining to any related-party transactions and any provision of guarantee of the Target Company, any bank credit and borrowings, any external investment or Major expenditure, any disposal of Major assets, execution of any Material contracts that is not related to Main Business, execution of any contract in relation to intellectual property rights and etc.

19.2.10	When casting votes on board resolutions, each director shall have one (1) vote.
19.2.11

The quorum for a duly convened board meeting shall be at least one-half (1/2) of all the directors present in person (including attending via videoconference or other electronic means) or by proxy. In the absence of a quorum, any resolutions passed at a Board meeting shall be invalid and have no effect.

19.2.12

Notwithstanding any other provision to the contrary, resolutions may be passed without a Board meeting if in writing and executed by all directors or a majority of the directors on the Board (as the case may be) as provided for in Clause 6.1.2, provided that the proposed resolution is delivered to each of the directors.

19.2.13

Resolutions of the Board shall require the affirmative votes of more than half of Directors (the term “more than” referred to herein shall be inclusive of the number immediately following thereto) (provided that, for the matters as provided in Clauses 6.1.1 and 6.1.2, such matters shall only be adopted or submitted for the review by the Shareholders’ meeting upon affirmative votes of more than three-fourths (3/4) of the directors; for the matters as provided in Clause 6.1.3, such matters shall only be adopted or submitted for the review by the Shareholders’ meeting upon affirmative votes of more than two-third (2/3) of the directors; for the matters as provided in Clause 6.1.4, such matters shall only be adopted or submitted for the review by the Shareholders’ meeting upon affirmative votes of more than one-half (1/2) of the directors). If any independent director will serve on the board of Target Company or if the number of directors of the Target Company increases in the future, the Parties agree to renegotiate the special voting mechanism. If required by any of the constitutional documents of NIO Inc., or any Law or regulatory rules applicable to NIO Inc. (including but not limited to the securities regulation Laws of the place where NIO Inc. is listed or the corresponding regulatory rules of the

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Securities and Exchange Commission/Exchange), the above matters submitted to the Board of Directors of the Target Company for decision shall be otherwise submitted to the Board meeting or the Shareholders’ meeting of NIO Inc. for consideration and resolution.

19.2.14

All Board meetings shall be convened and presided over by the chairman or a director, as the case may be. The chairman shall give a written notice of a Board meeting to each director ten (10) working days (or such other period as agreed to by the Investors in writing) in advance, which shall specify the time, venue and agenda of the meeting. The chairman shall deliver documents relevant to a Board meeting, if any, to each of the directors at least ten (10) days prior to the meeting. Meetings of the Board may be conducted in person or in the form of telephone conference or video conference as long as each participant is able to hear the other participants clearly and each director so participating shall be deemed to be present at such meeting. Each director shall have the right to appoint a proxy in writing to attend the meeting, who may be another director of the Board, and the proxy so appointed shall have the right to attend the meeting of the Board and vote on the matters under consideration on behalf of the director who appointed him or her. Any proxy so appointed shall have the same rights as the director who appointed him or her, and one proxy may represent more than one director. Such proxy shall have one vote for each director he or she represents and an additional vote if he or she is also a director in his or her own right. The chairman shall have the same right of one vote as accorded to each of the other directors. If a Board meeting fails to achieve the quorum set forth in Clause 19.2.11, such Board meeting shall be adjourned to the fifth (5th) working day after the originally scheduled meeting date. If each director or the proxy appointed by such director still fails to attend the adjourned Board meeting, more than one-half of the directors attending the adjourned Board meeting shall be deemed to constitute the quorum.

19.2.15

All reasonable costs incurred by the directors in connection with attending Board meetings shall be borne by the Target Company. The Investor Directors shall be protected and indemnified by the Target Company to the fullest extent possible under applicable Laws, including without limitation from any liability to any third party resulting from their respective performance of duties, and at the request of the Investors and with reference to general business practices, insured by directors’ liability insurance after completing the necessary internal approval procedures.

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19.3	Board of Supervisors
19.3.1

The Target Company shall have a board of supervisors (“Board of Supervisors”), which shall consist of three (3) supervisors. Anhui Sanzhong Yichuang shall be entitled to nominate one (1) supervisor, and the NIO Parties shall be entitled to nominate one (1) supervisor. One (1) supervisor shall be a representative of the employees, who shall be democratically elected through the employees’ representative congress, employees’ congress or by other means. The Company shall have one (1) chairman of the Board of Supervisors, the only candidate of which shall be the supervisor nominated by Anhui Sanzhong Yichuang, who shall be elected by more than half of all the supervisors. The meeting of the Board of Supervisors shall be convened and chaired by the chairman of the Board of Supervisors; if the chairman of the Board of Supervisors is unable or fails to perform his/her duties, the meeting of the Board of Supervisors shall be convened and chaired by a supervisor jointly elected by more than half of all the supervisors. The directors and the Senior Officers of the Target Company shall not act as the supervisors of the Target Company. The supervisors shall serve a term of office of three (3) years, and may serve consecutive terms if re-nominated by such original nominating Party/elected by the employees of the Company and re-approved by the Shareholders’ meeting.

19.3.2	The Board of Supervisors exercises the following powers:
(1)	to inspect the finances of the Target Company;
(2)

to supervise the behavior of the directors and senior management of the Target Company in the performance of their duties, and to propose the dismissal of any director or senior management who violates the Laws, administrative regulations, the articles of association or the resolutions of the Shareholders’ meeting;

(3)	to request the directors and senior management of the Target Company to rectify their behavior when such behavior is detrimental to the interests of the Target Company;
(4)

to propose the convening of an extraordinary Shareholders’ meetings of the Target Company, and to convene and chair the Shareholders’ meeting when the Board of Directors of the Target Company fails to fulfill its duty to convene and chair the Shareholders’ meeting of the Target Company according to the Laws;

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(5)	to make proposals to the Shareholders’ meeting of the Target Company;
(6)	to initiate litigation against the directors and senior management of the Target Company in accordance with the provisions of the PRC Company Law;
(7)	other powers as provided for in PRC Laws and the articles of association of the Target Company.
19.3.3	A supervisor may attend the Board meetings as a non-voting member and raise inquiries or suggestions concerning the matters subject to resolutions to be adopted by the Board of Directors.
19.3.4

If the Board of Supervisors finds any abnormality in the operation of the Target Company, it may carry out an investigation. If necessary, it may engage an accounting firm to assist in its work at the expense of the Target Company.

19.3.5	The Board of Supervisors may demand the directors or senior management of the Target Company to submit reports on the performance of their duties.
19.3.6	The meeting of the Board of Supervisors shall be convened at least once a year. The supervisors may propose to convene extraordinary meetings of the Board of Supervisors.
19.3.7	For the voting on a resolution of the Board of Supervisors, each supervisor shall have one vote. The resolution of the Board of Supervisors shall be adopted by more than half of all the supervisors.
19.3.8	The Board of Supervisors shall prepare minutes for the decisions regarding the matters discussed, which shall be signed by the supervisors present at the meeting of the Board of Supervisors.
19.3.9	The expenses necessary for the Board of Supervisors to exercise its powers shall be borne by the Target Company.
19.4	Operation and Management Organization
19.4.1	The Target Company shall have one (1) chief executive officer (“CEO”). The day-to-day management and operation of the Target Company shall

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be carried out by the CEO in accordance with the policies adopted by the Board of Directors from time to time. The CEO shall be directly responsible to the Board of Directors.

19.4.2

The CEO of the Target Company shall be nominated by the NIO Parties and appointed by the Board of Directors. The CEO shall serve a term of office of three (3) years, and may serve consecutive terms upon re-nomination and re-appointment. The CEO may be dismissed and replaced by the Board of Directors.

19.4.3

The Target Company shall have one (1) chief financial officer who shall be responsible for internal control and tax matters in respect of finance, accounting and finance (“CFO”). The CFO of the Target Company shall be nominated by the NIO Parties and appointed by the Board of Directors. In case the CFO is unable to perform his or her duties properly, the Board of Directors may dismiss him or her in accordance with the relevant PRC Laws and the labor contract between the Target Company and the CFO.

19.4.4

The powers and responsibilities of the CEO and the CFO of the Target Company and all management personnel (collectively, the “Senior Officers”) and the organizational table indicating the reporting relationship of each Senior Officers are determined by the articles of association and other internal management documents of the Target Company.

19.4.5

In order to enable the CEO to manage the Target Company duly and effectively, the chairman or the Board of Directors, as the case may be, shall issue appropriate written authorizations to the CEO to take actions or sign contracts, agreements or other documents on behalf of the Target Company within the scope of power conferred upon him under this Agreement, the articles of association or any Board resolutions.

19.4.6

The CEO, CFO and other Senior Officers of the Target Company shall be exempted from personal liabilities and indemnified by the Target Company for acts performed in a normal manner within their respective capacity and authorization, except for claims or charges resulting from any intentional or grossly negligent acts or omissions, or any fraud, graft or serious dereliction of duties.

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20TAXES, FINANCE, AUDIT AND DISTRIBUTION OF PROFIT

20.1	Taxes

The Target Company shall pay taxes in accordance with the relevant PRC Laws applicable to the Target Company.

20.2	Individual Income Tax

All employees of the Target Company shall pay individual income tax in accordance with the Individual Income Tax Law of the PRC and other applicable PRC Laws.

20.3	Financial Accounting System
20.3.1

The Target Company shall establish its financial and accounting systems in accordance with the PRC accounting standards and other relevant PRC Laws, which shall be submitted to the Board of Directors for approval.

20.3.2

The Target Company shall adopt the accrual basis and debit and credit method for bookkeeping and shall prepare complete and accurate monthly, quarterly and annual financial statements in accordance with the PRC accounting standards.

20.3.3	The Target Company shall adopt calendar year as its fiscal year, commencing on January 1 and ending on December 31 of each year.
20.3.4

Renminbi shall be adopted as the currency of accounts of the Target Company. The Target Company shall also record accounts in currencies actually used in payments and receipts where such payments and receipts in cash, bank deposits, other funds, credits and debts, and gains and expenses are not in Renminbi.

20.3.5	All accounting vouchers, books and statements prepared by the Target Company shall be written in Chinese.
20.4	Auditing

The Target Company shall engage its external auditor in accordance with Clause 6.1.4(1). The external auditor shall audit the Target Company’s accounts and prepare an audit report in accordance with the PRC accounting standards, which report shall be submitted by the CEO and the CFO to the Board of Directors for approval. All necessary documents and account books of the Target Company shall be provided to the external auditor. The external auditor shall agree to keep all information obtained during the course of such auditing confidential.

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20.5	Banking and Foreign Exchange

The Target Company shall open Renminbi and foreign exchange bank accounts (if necessary) after receipt of its business license. All foreign exchange matters of the Target Company shall be handled in accordance with relevant PRC Laws in respect of foreign exchange.

20.6	Reserve Funds and Loss Recovery

The Target Company shall pay taxes and retain reserve funds in accordance with relevant PRC Laws. If the Target Company incurs any loss in any previous year, the profit of the current year shall first be used to make up such loss. No profits shall be distributed or reinvested unless and until (a) the losses of any previous year have been fully made up and (b) all reserve funds have been retained in accordance with relevant PRC Law. Any remaining distributable profit of the Target Company of the previous year that has been retained by the Target Company and not been used for reinvestment can be distributed together with the distributable profits of the current year.

21DURATION AND TERMINATION OF THE TARGET COMPANY

21.1	Duration of the Target Company and Term of this Agreement

The duration of the Target Company shall be fifty (50) years from its incorporation date (the “Duration of the Target Company”).

The term of this Agreement shall be from the effective date hereof to the expiration or early termination date of the Duration of the Target Company (the “Term”), which may be renewable upon mutual agreement of the Parties.

21.2	Extension of the Term

The Parties shall hold consultations to discuss the extension of the Term at least one (1) year prior to the expiration of the Term. If the Parties agree to extend the Term, an application for relevant procedures shall be submitted to the registration authority in accordance with applicable Laws.

21.3	Events of Early Termination

This Agreement may be terminated and the Target Company dissolved prior to the expiration of the Term upon the occurrence of any of the following events and in accordance with the following provisions:

21.3.1	by either Party, if the Target Company is unable to continue operation during any fiscal year due to an event of Force Majeure and such situation

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has existed for a period of one hundred and eighty (180) days or more;

21.3.2

by either Party, upon approval by the Shareholders’ Meeting, if the Target Company becomes bankrupt or insolvent, or any of its Major assets (including, without limitation, working capital, any operation license, permit or Governmental Approval) necessary for the conduct of its operation activities is not obtained, or is withdrawn, forfeited, revoked or expropriated by any Governmental Authority, or becomes invalid or has expired and is not renewed, as a result of which the Target Company is unable to conduct normal operation activities or is unable to attain its business objectives;

21.3.3	by the Investors in any event of any Deemed Liquidation Event set forth in Clause 12.5; and
21.3.4	if the Parties unanimously agree that, the termination of the Target Company is in the best interests of the Parties, and approved by the Shareholders’ meeting.
21.4	Shareholders’ Meeting to Discuss Early Termination or Dissolution
21.4.1

Upon the occurrence of any of the events of early termination set forth in Clause 21.3 above, either Party may request that a Shareholders’ Meeting be convened to discuss the early termination of this Agreement. The Board shall convene a Shareholders’ Meeting within twenty (20) days of the receipt of such a request in accordance with the provisions regarding the Shareholders’ Meetings.

21.4.2

At the Shareholders’ meeting, the Shareholders shall use their best efforts to reach a solution acceptable to all the Parties. If the Shareholders are unable to reach a solution acceptable to all Shareholders at the Shareholders’ Meeting, the Shareholders shall vote unanimously to dissolve and liquidate the Target Company.

21.5	Effect of the Termination

If the Target Company fails to renew upon expiration or this Agreement is early terminated in accordance with Clauses 21.3 and 21.4 above, this Agreement shall become void with no further force and effect (for the avoidance of doubt, if the termination of the Target Company is due to the fact that the NIO Parties intend to take a platform company other than the Target Company as the listing company after the completion of the Restructuring in accordance with Clause 17 hereof, the Investors shall

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be ensured to have the same rights under the Transaction Documents in the new platform company), and the Target Company shall be liquidated and dissolved, and the Shareholders’ Meeting shall establish a liquidation committee to carry out the liquidation of the Target Company in accordance with relevant PRC Laws and this Agreement. However, no termination of this Agreement pursuant to Clauses 21.3 and 21.4 above shall have an effect on any right of a Party to claim compensation for losses or receive indemnification due to any breach of any representations, warranties, covenants or obligations hereunder prior to the termination of this Agreement. Furthermore, Clause 11 (Redemption Right), Clause 12 (Liquidation Preference), this Clause 21.5 (Effect of Termination), Clause 24 (Confidentiality) and Clause 29 (Miscellaneous) shall survive the termination of this Agreement.

22FORCE MAJEURE

22.1	Events of Force Majeure

An event of force majeure (“Force Majeure”) shall mean any act or event which is reasonably unforeseeable and unavoidable and which is beyond the control of the affected Party, including, without limitation, earthquake, typhoon, flood, or other acts of nature, fire, war, riots, terrorist acts or any other unforeseeable or unavoidable act or event which is generally accepted as Force Majeure in international commercial practice.

22.2	Occurrence of Force Majeure Events

If either Party has been prevented from performing its obligations or responsibilities under this Agreement because of an event of Force Majeure, it shall notify the other Parties in writing within thirty (30) days after the occurrence of such event, provide the other Parties with detailed information concerning the event of Force Majeure and documents evidencing such event, including documentary evidence issued by government authorities or judicial authorities or any other competent authorities, explaining the reason for its inability to perform, and act to mitigate damages, if possible.

22.3	Disclaimer of Liability

If an event of Force Majeure occurs, none of the Parties shall be liable for any damage, increased costs, or losses that the other Parties may sustain because of the failure or delay of performance of any of its obligations under this Agreement, and such failure or delay shall not be deemed a breach of this Agreement. The Party encountering the Force Majeure event shall take appropriate means to minimize or mitigate the effects of Force Majeure and, as soon as practicably possible, attempt to resume performance

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of the obligation affected by Force Majeure.

23REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each of the Parties hereby represents and warrants to the other Parties that, as of the effective date hereof:

23.1	Existence, Authority and Enforceability

It has the power and authority to execute this Agreement and to perform its obligations hereunder. It is an entity duly organized and validly existing under the Law of the jurisdiction of incorporation, or an individual with full capacity for civil conduct. Unless otherwise agreed in this Agreement, this Agreement has been duly executed by it, and constitutes its lawful, valid and binding obligations, enforceable against it in accordance with its terms upon the execution of this Agreement.

23.2	No Conflict

Its execution and delivery of this Agreement, and the performance of the obligations hereunder will not (a) conflict with, or result in a breach of any provision of its constitutional documents; (b) result in any breach, contradiction, default or event of default of, or trigger any acceleration or termination of rights or any additional payment obligations under, the terms of any contract, agreement or license to which it is a party or by which its assets or operations are bound or affected; or (c) violate any Law applicable to it.

24CONFIDENTIALITY

24.1	General Obligations

Unless with the prior written consent of the other Parties or as otherwise provided by this Agreement and Laws, none of the Parties shall, whether directly or indirectly, disclose, use, or permit its directors, employees, representatives, agents, advisors and counsel to disclose or use, the following confidential information:

24.1.1	existence of the Transaction Documents and information in connection with Each Transaction;
24.1.2	any discussions between the Parties regarding the execution and performance of this Agreement, the terms and conditions of this Agreement or any other information in connection with Each Transaction;

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and

24.1.3

any non-public information relating to the other Parties or any of their affiliates obtained by either Party in the negotiation of Each Transaction with the other Parties or the performance of this Agreement.

24.2	Special Exemptions

The Parties shall be exempted from the above confidentiality obligations under the following circumstances:

24.2.1

any confidential information may be disclosed to the officers, representatives, agents, consultants, counsel and other persons of any Party during Each Transaction on the need-to-know basis, provided that such officers, representatives, agents, consultants, counsel and other persons have assumed the confidentiality obligations with respect to such confidential information;

24.2.2

if any confidential information has been disclosed by any third party and becomes available to the public which is not attributable to or arises out of any Party, the confidentiality obligations with respect to such confidential information do not apply to such Party; and

24.2.3

any information has been publicly disclosed or any information has been disclosed in accordance with any Laws, regulations and/or the requirements of any security regulatory authority, any stock exchanges and any administrative authority that is responsible for filing, examination and approval.

24.3	Remedies

The Parties agree that if either Party breaches the confidentiality obligation hereunder, such Party shall be in breach of this Agreement, and the other Parties shall have the right to make claim against the defaulting Party for liability for breach of contract and initiate legal proceedings to prevent such infringement or take other remedies to prevent further infringement.

24.4	Survival

The confidentiality obligation under this clause shall survive the termination of this Agreement.

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25GOVERNING LAW AND DISPUTE RESOLUTION

25.1	Governing Law

The formation, validity, interpretation, execution of this Agreement and resolution of any disputes arising hereunder shall be governed by and construed in accordance with the Laws of the PRC.

25.2	Arbitration
25.2.1

Any dispute, controversy, difference or claim arising out of or relating to this Agreement shall be resolved by the Parties in dispute through amicable consultation. If the Parties fail to resolve such dispute within thirty (30) days of the date of the written notice given by a Party to the relevant other Parties indicating the existence of the dispute or requesting the commencement of negotiation, any Party may refer the dispute to arbitral institution.

25.2.2

Any dispute arising out of performance of this Agreement or relating to this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of arbitration institution effective at the time of application for arbitration. The arbitration proceedings shall be conducted in Chinese.

25.2.3

The arbitration tribunal shall consist of three (3) arbitrators to be appointed in accordance with the arbitration rules. The applicant and the respondent shall each appoint one (1) arbitrator, if either of the joint applicants or joint respondents fails to jointly appoint an arbitrator of such party, it shall not affect the appointment of an arbitrator by the other party, and the two (2) arbitrators so appointed by the parties shall agree upon the third arbitrator or the China International Economic and Trade Arbitration Commission shall appoint the third arbitrator.

25.2.4	The arbitration award shall be final and binding on the parties to the arbitration.
25.2.5

The losing Party shall be liable for the costs of the arbitration, all costs and expenses of the arbitration proceedings and all costs and expenses in relation to the enforcement of any arbitral award. The arbitral tribunal shall rule upon the costs of the parties not expressly provided for in this section.

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25.3	Continued Performance

The Parties shall continue to perform the rights and obligations under this Agreement during the negotiation and arbitration period, other than the disputed matter.

26EFFECTIVENESS, MODIFICATION AND VALIDITY

26.1	Effectiveness

This Agreement shall come into force and become binding on the Parties upon the execution by the individuals and the respective authorized representatives of foreign entities among the Parties and the execution by the legal representatives or the respective authorized representatives of the Chinese entities and the affixation of their respective company chops, unless otherwise agreed in this Agreement.

26.2	Amendments in Writing

This Agreement may be amended or modified by the Parties through mutual consultation. Any amendment or modification shall be made in writing and become effective upon execution by the Parties hereto.

26.3	Supplemental Agreement

Provisions relating to the relevant rights and obligations of SDIC and/or its designated investment entity shall become legally binding on SDIC and/or its designated investment entity upon the approval of the Transaction by the competent decision-making authority of SDIC and/or its designated investment entity. Provisions relating to the relevant rights and obligations of Anhui High-tech Co. and/or its designated investment entity shall become legally binding on Anhui High-tech Co. and/or its designated investment entity upon the approval of the Transaction by the competent decision-making authority of Anhui High-tech Co. and/or its designated investment entity. Provisions relating to the relevant rights and obligations of Jianheng New Energy Fund shall become legally binding on Jianheng New Energy Fund upon the approval of the Transaction by the competent decision-making authority of Jianheng New Energy Fund.

If Anhui High-tech Co. and/or its designated investment entity, SDIC and/or its designated investment entity and Jianheng New Energy Fund intend to amend the provisions of this Agreement during the examination and approval process required by their respective competent decision-making authority, the Parties agree to enter into a separate supplemental agreement to reach an agreement. In case of any inconsistency, such supplemental agreement shall prevail.

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26.4	Validity

If any provisions of this Agreement shall be held, declared or deemed to be illegal, invalid or incapable of being enforced by any arbitral tribunal, judicial or administrative authority, the legality, validity and enforceability of all the other provisions of this Agreement shall not be affected or impaired. The Parties agrees to modify this Agreement or to enter into a supplemental agreement as appropriate through consultation in good faith so as to restore the original intent of this Agreement and the rights or obligations that shall be enjoyed or performed by the Parties as initially agreed in this Agreement.

If any provisions of this Agreement shall be amended due to changes of relevant Laws, regulations or policies or as required by any Governmental Authority, the Parties shall use their best efforts to reach an agreement on such amendment and enter into relevant agreements so as to restore and confirm the rights or obligations that shall be enjoyed or performed by the Parties as agreed in this Agreement under the requirements of relevant Laws, regulations or policies.

27BREACH

27.1	Events of Breach

The Parties hereto shall strictly comply with the provisions of this Agreement. Each of the following events shall constitute an event of breach:

27.1.1	either Party hereto fails to perform or duly and fully perform any of its obligations or covenants hereunder; or
27.1.2	any of the representations, covenants, undertakings or warranties given by either Party hereto under this Agreement is materially untrue, inaccurate or incomplete.
27.2	Damages for Breach

The Parties agree that, unless otherwise agreed in this Agreement, in the event of a breach of this Agreement, the defaulting Party shall indemnify the non-defaulting Party from and against any losses that may be incurred by non-defaulting Party arising out of the defaulting Party’s breach.

27.3	Other Remedies

The damages for breach shall not affect the right of the non-defaulting Party to require

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the breaching party to continue to perform this Agreement or terminate this Agreement.

28NOTICES AND DELIVERY

28.1	Notices

The Parties agree that any notices relating to this Agreement shall only be effective if it is given in writing. Delivery in written form includes without limitation to delivery by way of facsimile, courier, registered mail and email. All such notices shall be deemed to have been given or received (a) on the date when the recipient receives the notice if delivered by courier or personal delivery; (b) on the seventh (7th) working day after it is sent if delivered by registered mail; and (c) upon successfully delivery if sent by email. All notices shall be deemed effectively given if delivered or sent to the following addresses or email addresses:

Jianheng New Energy Fund

Attention:	ZHOU Yu

Address:	[***]

Telephone:	[***]

Email:	[***]

SDIC, Advanced Manufacturing Industry Fund

Attention:	DU Shuo

Address:	[***]

Telephone:	[***]

Email:	[***]

Anhui High-tech Co.

Attention:	ZHANG Youpeng

Address:	[***]

Telephone:	[***]

NIO Confidential

Email:	[***]

Anhui Sanzhong Yichuang

Attention:	XU Haiqiang

Address:	[***]

Telephone:	[***]

Email:	[***]

New Energy Automobile Fund

Attention:	WEI Xiao

Address:	[***]

Telephone:	[***]

Email:	[***]

NIO Parties

Attention:	QU Yu

Address:	[***]

Telephone:	[***]

Email:	[***]

Target Company

Attention:	QU Yu

Address:	[***]

Telephone:	[***]

Email:	[***]

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28.2	Change of Information

If either Party changes its above mailing address or contact information (the “Changing Party”), it shall notify the other Parties within seven (7) days after the occurrence of such change. If the Changing Party fails to notify the other Parties of the same in a timely manner, it shall bear the losses arising from such failure.

All Parties hereby confirm that, in the event of litigation or arbitration arising from disputes during or in connection with the performance of this Agreement (including enforcement procedures), the above mailing address shall serve as the receiving address for relevant notices and legal documents sent by mail to the other Parties, people’s courts, arbitration institutions, etc. If the above mailing address provided by a Party is inaccurate, the change of the above mailing address is not promptly notified to the other Parties, or such Party or its designated recipient refuses to sign for the delivery of the notice or relevant legal documents, resulting in such notice or relevant legal documents not being actually received by such Party, the date on which such documents are returned shall be deemed as the date of service.

29MISCELLANEOUS

29.1	Entire Agreement

This Agreement, the other Transaction Documents and the exhibits attached hereto shall constitute the entire agreement of the Parties with respect to this Transaction and shall supersede all prior written or oral agreements, letter of intent, memorandum of understanding, representations or other obligations of the Parties with respect to this Transaction (including all forms of communication), including but not limited to the Series A Shareholders Agreement, Amendment and Supplementary Agreement I to the Shareholders Agreement, Amendment and Supplementary Agreement II to the Shareholders Agreement, Amendment and Supplementary Agreement III to the Shareholders Agreement, Amendment and Supplementary Agreement IV to the Shareholders Agreement, Amendment and Supplementary Agreement V to the Shareholders Agreement and Amendment, Supplementary Agreement VI to the Shareholders Agreement and the New Series A Shareholders Agreement. This Agreement (including any amendments or modifications thereto and the other Transaction Documents) contains the sole and entire agreement of the Parties with respect to the subject matters hereof.

29.2	No Authorization

Nothing in the Investors’ implementation of Each Transaction shall constitute an authorization of the Investors of the use of any trademark, tradename, service trademark

NIO Confidential

or logo of the Investors or its affiliates (any abbreviated or imitative forms of the foregoing). Without prior written consent of the Investors, none of the Target Company, the NIO Parties or any of their affiliates shall directly or indirectly represent that any goods or services provided by it have been approved or recognized by any Investors or any of their affiliates.

29.3	Further Action

For the purpose of maintaining and protecting the rights, powers and remedies of the Investors hereunder, the other Parties shall take all such further acts and actions or cause all such further acts and actions to be taken and execute or procure the execution of all such further documents, as may be reasonably required by the Investors from time to time.

29.4	Severability

If any provision of this Agreement is illegal, invalid or incapable of being enforced, in whole or in part, the legality, validity and enforceability of all the other provisions of this Agreement shall not be affected. The Parties shall, to the extent reasonable, use their best efforts replace the invalid or unenforceable provision with a valid and enforceable provision that corresponds as far as possible to the spirit and purpose of the invalid or unenforceable provision.

29.5	No Waiver

No failure or delay by either Party hereto to exercise and/or enjoy its rights and/or benefits hereunder shall be deemed as a waiver of such rights and/or benefits, nor shall any partial exercise of such rights and/or benefits preclude any future exercise of such rights and/or benefits. Any waiver by either Party of any provision of this Agreement shall not be construed as a waiver of any other provisions of this Agreement, nor shall such waiver be construed as a waiver of such provision with respect to any other event or circumstances, whether in the past, at present or in future. Furthermore, the remedies provided in this Agreement be cumulative and not exclusive of any provided by Laws.

29.6	Assignment

Subject to relevant provisions of this Agreement, the Investors shall have the right to assign or transfer its equity interest in the Target Company and the rights, interests and obligations hereunder to any third party except for the competitors of the NIO Parties set forth in Exhibit IV (the “NIO Parties Competitors”). In the event that the license or consent of any Party hereto is required for such transfer, such Party shall give its utmost cooperation. In particular, SDIC and/or its designated investment entity,

NIO Confidential

Advanced Manufacturing Industry Fund, New Energy Automobile Fund, Anhui High-tech Co. and/or its designated investment entity, Anhui Sanzhong Yichuang and Jianheng New Energy Fund have the right to transfer all or part of their rights, interests and obligations under this Agreement to any of their affiliates or any third party agreed by the NIO Parties, and the relevant transferee shall recognize and consent to all provisions of this Agreement, and together with the original contracting parties, to re-enter into this Agreement or a supplementary agreement or joining agreement to clarify the rights, interests and obligations of the transferee under this Agreement. In respect of such transfer, the other Parties to this Agreement hereby waive their respective pre-emptive rights that they may be entitled to in accordance with applicable PRC Laws, this Agreement, the articles of association of the Target Company or any other matters. Unless otherwise agreed in this Agreement, none of the Parties shall assign or transfer any of its rights, benefits or obligations under this Agreement without the prior written consent of the other Parties. No assignment of rights, benefits or obligations in violation of this section shall be valid.

This Agreement shall be binding upon, inure to the benefit of and be effective for the Parties and their respective successors and assigns permitted hereunder. In addition, unless otherwise set forth herein, no third party is intended to be a beneficiary of this Agreement.

29.7	Other Investors of this Transaction

The Parties hereby acknowledge and agree that, the Target Company shall have the sole discretion to determine a subscription of the newly increased registered capital in the investment amount of no more than RMB 1.7 billion for this Transaction (as defined in the “Series B Investment Agreement”) and the Investors thereof (hereinafter referred to as the “New Series B Investor(s)” with respect to any entity subscribing for such increased registered capital), subject to the following conditions: (i) the New Series B Investors shall be subject to the same price and under the terms and conditions no more favorable than those applicable to the other Series B Investors; (ii) the New Series B Investors shall complete the execution of the relevant Transaction Documents and/or joinder agreements relating to this Transaction no later than December 31, 2024, and shall complete their capital contribution in the Target Company no later than January 31, 2025; (iii) the Target Company shall have the sole discretion to determine the arrangements related to the re-registration relating to change of the shareholding structure, capital verification, provision of the register of Shareholders, and issuance of the investment certificate(s) applicable to the New Series B Investors. The Parties hereby agree to provide necessary assistance and cooperation (if required) with respect to the re-registration relating to change of the shareholding structure.

In the event that a New Series B Investor invests in the Target Company, and if it is not

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a Party to this Agreement, it may execute the joinder agreement attached hereto as Exhibit I and take any other necessary actions to become a Party to this Agreement and other Transaction Documents as a Series B Investor upon the closing of its investment in the Target Company and be bound thereby. The Parties hereby authorize and agree that, the Target Company shall have the right to update the information in Clause 2.1 (Shareholders of the Target Company) and Clause 5.1 (Registered Capital) hereof accordingly without the approval of the other Parties hereto, concurrently with or subsequent to any New Series B Investor’s investment in the Target Company. Such updated information shall form an integral part of this Agreement, and the shareholding percentage of the Shareholders in the Target Company shall be adjusted accordingly, with the shareholding structure and registered capital of the Target Company at that time being subject to such updated information. The Target Company shall provide the updated documents to each Investor as soon as possible after each update of the above information (including but not limited to this Agreement or any supplement thereto or any joinder agreement hereto (as the case may be), the register of Shareholders, and issuance of the investment certificate(s)).

29.8	Costs and Expenses

Any costs, expenses or fees of any nature incurred by either Party in connection with the preparation and execution of this Agreement and the articles of association shall be borne by the incurring Party, unless the Parties agree in writing that such costs, expenses or fees shall be borne by the Target Company.

29.9	No Agency

Nothing in this Agreement shall be construed to constitute either Party the agent or partner of the other Parties. On no account may either Party create (or hold itself out to third person as being able to create) any binding obligation on behalf of the other Parties without the prior written consent of the Parties.

29.10	Governmental Format Provisions

In the event that a separate agreement is executed in accordance with the forms of any Governmental Authority is required for the purpose of requesting performance of a specific act by any Governmental Authority with respect to the Transaction contemplated by this Agreement, this Agreement shall have full priority over this Agreement and such agreement may only be used to request performance of such specific act from any Governmental Authority and shall not be used to create and prove the rights and obligations of the relevant parties with respect to the matters stipulated by this Agreement.

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29.11	Suspending and Restoring the Effectiveness

The Parties agree and acknowledge that, the effectiveness of provisions in Clause 6, Clause 7, Clause 8, Clause 9, Clause 10, Clause 11, Clause 12, Clause 13 and Clause 14 hereof shall be suspended on the date of acceptance of the application for Qualified IPO of the Target Company, and rights and obligations of all the Shareholders of the Target Company shall be subject to the provisions of the then effective articles of association of the Target Company. If the application for Qualified IPO of the Target Company is revoked, rejected, disapproved or declined, or if the application for the Qualified IPO of the Target Company is approved, registered or filed but the Qualified IPO fails to be completed within the period of relevant approval documents, the effectiveness of such provisions in Clause 6, Clause 7, Clause 8, Clause 9, Clause 10, Clause 11, Clause 12, Clause 13 and Clause 14 hereof shall restore, and the effectiveness of such provisions shall be deemed that they have never become suspended. If a breach of agreement occurs during the suspension period due to the purpose of this Clause, the non-defaulting Party shall have the right to claim against the defaulting Party for breach of contract and for damage.

29.12	Priority

In case of conflict between any provisions of this Agreement and the articles of association (including the articles of association as amended from time to time and the articles of association after the change of the Target Company to a joint stock limited company as amended from time to time) or other Transaction Documents, this Agreement shall prevail.

29.13	Counterparts and Languages

This Agreement shall be written in Chinese and be executed in multiple originals, each of which shall have the same legal effect. Each Party shall hold one (1) original.

[SIGNATURE PAGES FOLLOW]

NIO Confidential

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

Hefei Jianheng New Energy Automobile Investment
Fund Partnership (Limited Partnership)
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

CMG-SDIC Capital Management Co., Ltd.
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

Advanced Manufacturing Industry Investment Fund II
(Limited Partnership)
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

Anhui Provincial Sanzhong Yichuang Industry
Development Fund Co., Ltd.
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

Anhui Jintong New Energy Automobile II Fund
Partnership (Limited Partnership)
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

Anhui Provincial Emerging Industry Investment Co., Ltd.
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

Nio Nextev Limited
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

NIO User Enterprise Limited
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

NIO Power Express Limited
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

NIO Inc.
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page

(This is the Signature Page to the Shareholders Agreement in Respect of NIO China, this Agreement shall be executed in eleven (11) originals)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

NIO Holding Co., Ltd.
(Company Chop)
By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Shareholders Agreement in respect of NIO China – Signature Page